                                                                   Exhibit 10.18




                                CREDIT AGREEMENT

                         ____________________________


                         PLAINS SCURLOCK PERMIAN, L.P.

                                  as Borrower,

                                BANKBOSTON, N.A.

                            as Administrative Agent,

                      BANCBOSTON ROBERTSON STEPHENS INC.,

             as Syndication Agent, Lead Arranger and Book Manager,

                      and CERTAIN FINANCIAL INSTITUTIONS,

                                   as Lenders

                         ____________________________


                     $35,000,000 Revolving Credit Facility

                             $130,000,000 Term Loan

                                  May 12, 1999

                               TABLE OF CONTENTS
                                                                           Page

CREDIT AGREEMENT                                                             1

ARTICLE I - Definitions and References                                       1
Section 1.1.  Defined Terms                                                  1
Section 1.2.  Exhibits and Schedules; Additional Definitions                18
Section 1.3.  Amendment of Defined Instruments                              18
Section 1.4.  References and Titles                                         18
Section 1.5.  Calculations and Determinations                               18

ARTICLE II - The Loans                                                      19
Section 2.1.  Commitments to Lend; Notes                                    19
Section 2.2.  Requests for Revolver Loans                                   20
Section 2.3.  Continuations and Conversions of Existing Loans               21
Section 2.4.  Use of Proceeds                                               22
Section 2.5.  Interest Rates and Fees                                       22
Section 2.6.  Optional Prepayments                                          23
Section 2.7.  Mandatory Prepayments.                                        24
Section 2.8.  Letters of Credit                                             25
Section 2.9.  Requesting Letters of Credit                                  26
Section 2.10. Reimbursement and Participations                              26
Section 2.11. Letter of Credit Fees                                         27
Section 2.12. No Duty to Inquire                                            28
Section 2.13. LC Collateral                                                 29

ARTICLE III - Payments to Lenders                                           30
Section 3.1.  General Procedures                                            30
Section 3.2.  Capital Reimbursement                                         31
Section 3.3.  Increased Cost of LIBOR Loans or Letters of Credit            31
Section 3.4.  Notice; Change of Applicable Lending Office                   32
Section 3.5.  Availability                                                  32
Section 3.6.  Funding Losses                                                33
Section 3.7.  Reimbursable Taxes                                            33

ARTICLE IV - Conditions Precedent to Lending                                36
Section 4.1.  Documents to be Delivered                                     36
Section 4.2.  Additional Conditions to Initial Credit                       37
Section 4.3.  Conditions Precedent with respect to the Chevron Advance      38
Section 4.4.  Additional Conditions Precedent                               40

ARTICLE V - Representations and Warranties                                  41
Section 5.1.  No Default                                                    41
Section 5.2.  Organization and Good Standing                                41
Section 5.3.  Authorization                                                 41

Section 5.4.  No Conflicts or Consents                                      41
Section 5.5.  Enforceable Obligations                                       42
Section 5.6.  Initial Financial Statements                                  42
Section 5.7.  Other Obligations and Restrictions.                           42
Section 5.8.  Full Disclosure                                               42
Section 5.9.  Litigation                                                    43
Section 5.10. Labor Disputes and Acts of God                                43
Section 5.11. ERISA Plans and Liabilities                                   43
Section 5.12. Compliance with Laws                                          43
Section 5.13. Environmental Laws                                            44
Section 5.14. Names and Places of Business                                  45
Section 5.15. Borrower's Subsidiaries                                       45
Section 5.16. Title to Properties; Licenses                                 45
Section 5.17. Government Regulation                                         46
Section 5.18. Insider                                                       46
Section 5.19. Solvency                                                      46
Section 5.20. Credit Arrangements                                           46
Section 5.21. Year 2000.                                                    46

ARTICLE VI - Affirmative Covenants                                          47
Section 6.1.  Payment and Performance                                       47
Section 6.2.  Books, Financial Statements and Reports                       47
Section 6.3.  Other Information and Inspections                             49
Section 6.4.  Notice of Material Events and Change of Address               50
Section 6.5.  Maintenance of Properties                                     51
Section 6.6.  Maintenance of Existence and Qualifications                   51
Section 6.7.  Payment of Trade Liabilities, Taxes, etc.                     51
Section 6.8.  Insurance                                                     51
Section 6.9.  Performance on Borrower's Behalf                              52
Section 6.10. Interest                                                      52
Section 6.11. Compliance with Agreements and Law                            52
Section 6.12. Environmental Matters; Environmental Reviews                  52
Section 6.13. Evidence of Compliance                                        53
Section 6.14. Agreement to Deliver Security Documents                       53
Section 6.15. Perfection and Protection of Security Interests and Liens     53
Section 6.16. Bank Accounts; Offset                                         53
Section 6.17. Guaranties of Subsidiaries                                    54
Section 6.18. Interest Rate Hedging Agreements                              54
Section 6.19. Compliance with Agreements                                    54
Section 6.20. Year 2000                                                     54
Section 6.21. Rents                                                         55
Section 6.22. Post-Closing Actions                                          55

ARTICLE VII - Negative Covenants                                            56
Section 7.1.  Indebtedness                                                  56
Section 7.2.  Limitation on Liens                                           57

Section 7.3.   Hedging Contracts                                             58
Section 7.4.   Limitation on Mergers, Issuances of Securities                59
Section 7.5.   Limitation on Sales of Property                               60
Section 7.6.   Limitation on Dividends, Distributions, and Redemptions       60
Section 7.7.   Limitation on Investments and New Businesses                  61
Section 7.8.   Limitation on Credit Extensions                               61
Section 7.9.   Transactions with Affiliates                                  62
Section 7.10.  Prohibited Contracts                                          62
Section 7.11.  Debt Coverage Ratio                                           62
Section 7.12.  Interest Coverage Ratio                                       63
Section 7.13.  Capital Expenditures                                          63
Section 7.14.  Cash and Carry; Open Position                                 63

ARTICLE VIII - Events of Default and Remedies                                63
Section 8.1.   Events of Default                                             63
Section 8.2.   Remedies                                                      66

ARTICLE IX - Administrative Agent                                            66
Section 9.1.   Appointment and Authority                                     66
Section 9.2.   Exculpation, Administrative Agent's Reliance, Etc.            67
Section 9.3.   Credit Decisions                                              68
Section 9.4.   Indemnification                                               68
Section 9.5.   Rights as Lender                                              69
Section 9.6.   Sharing of Set-Offs and Other Payments                        69
Section 9.7.   Investments                                                   69
Section 9.8.   Benefit of Article IX                                         70
Section 9.9.   Resignation                                                   70
Section 9.10.  Syndication Agent                                             70

ARTICLE X - Miscellaneous                                                    70
Section 10.1.  Waivers and Amendments; Acknowledgments                       70
Section 10.2.  Survival of Agreements; Cumulative Nature                     72
Section 10.3.  Notices                                                       72
Section 10.4.  Payment of Expenses; Indemnity                                73
Section 10.5.  Joint and Several Liability; Parties in Interest;
                Assignments                                                  74
Section 10.6.  Confidentiality                                               77
Section 10.7.  Governing Law; Submission to Process                          77
Section 10.8.  Limitation on Interest                                        78
Section 10.9.  Termination; Limited Survival                                 79
Section 10.10. Severability                                                  79
Section 10.11. Counterparts                                                  80
Section 10.12. Waiver of Jury Trial, Punitive Damages, etc.                  80

Schedules and Exhibits:

Schedule 1 - Lender Schedule
Schedule 2 - Disclosure Schedule
Schedule 3 - Security Schedule
Schedule 4 - Insurance Schedule


Exhibit A-1 - Revolver Note
Exhibit A-2 - Term Note
Exhibit B - Borrowing Notice
Exhibit C - Continuation/Conversion Notice
Exhibit D - Certificate Accompanying Financial Statements
Exhibit E-1 - Opinion of In-House Counsel for Restricted Persons
Exhibit E-2 - Opinion of Counsel for Restricted Persons
Exhibit F - Environmental Compliance Certificate
Exhibit G - Letter of Credit Application and Agreement
Exhibit H - Assignment and Acceptance Agreement
Exhibit I - Marketing Agreement

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT is made as of May 12, 1999, by and among Plains Scurlock Permian, L.P., a Delaware limited partnership ("Borrower"), BANKBOSTON, N.A., as administrative agent (in such capacity, "Administrative Agent"), BANCBOSTON ROBERTSON STEPHENS INC., as syndication agent (in such capacity, "Syndication Agent") and the Lenders referred to below. In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:


                     ARTICLE I - Definitions and References

      Section 1.1. Defined Terms. As used in this Agreement, each of the following terms has the meaning given to such term in this Section 1.1 or in the sections and subsections referred to below:

     "Acquisition Documents" means the Scurlock Permian Acquisition Documents and the Chevron Acquisition Documents.

     "Acquisitions" means the Scurlock Permian Acquisition and Chevron Acquisition.

     "Adjusted LIBOR Rate" means, with respect to each particular LIBOR Loan and the related Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/1000 of 1%) determined by Administrative Agent to be equal to the quotient obtained by dividing (i) the LIBOR Rate for such LIBOR Loan for such Interest Period by (ii) 1 minus the Reserve Requirement for such LIBOR Loan for such Interest Period. The Adjusted LIBOR Rate for any LIBOR Loan shall change whenever the Reserve Requirement changes.

     "Administrative Agent" means BankBoston, N.A., as Administrative Agent hereunder, and its successors in such capacity.

     "Affiliate" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

          (a) to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

          (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agreement" means this Credit Agreement.

     "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of Base Rate Loans and such Lender's LIBOR Lending Office in the case of LIBOR Loans.

     "Available Cash" means, with respect to any Fiscal Quarter, (a) all cash and Cash Equivalents of Restricted Persons on hand on the date of determination with respect to such Fiscal Quarter minus (b) the amount of any cash reserves that is necessary or appropriate in the reasonable discretion of General Partner to (i) provide for the proper conduct of the business of Restricted Persons (including reserves for future capital expenditures and for anticipated future credit needs of Restricted Persons) subsequent to such Fiscal Quarter and (ii) comply with any applicable Law or the covenants and other requirements of this Agreement.

     "Base Rate" means, for any day, the higher of (a) the annual rate of interest announced from time to time by Administrative Agent as its "base rate" at its head office in Boston, Massachusetts, or (b) the Federal Funds Rate plus one-half percent (0.5%) per annum; provided that such rate may not be the lowest rate at which funds are made available to customers of Administrative Agent at such time. Each change in the Base Rate shall become effective without prior notice to Borrower automatically as of the opening of business on the date of such change in the Base Rate.

     "Base Rate Loan" means a Loan which does not bear interest at the Adjusted LIBOR Rate.

     "Borrower" means Plains Scurlock Permian, L.P., a Delaware limited partnership.

     "Borrowing" means a borrowing of new Revolver Loans of a single Type pursuant to Section 2.2 or a Continuation or Conversion of all or a portion of an existing Loan (whether alone or as a combination with a new Loan) into a single Type (and, in the case of LIBOR Loans, with the same Interest Period) pursuant to Section 2.3.

     "Borrowing Notice" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.2.

     "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Boston, Massachusetts. Any Business Day in any way relating to LIBOR Loans (such as the day on which an Interest Period begins or ends) must also be a day on which, in the judgment of Administrative Agent, significant transactions in dollars are carried out in the London interbank eurocurrency market.

     "Capital Lease" means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

     "Cash and Carry Advance" means an advance of Revolver Loans to fund a Cash and Carry Purchase where the amount of the advance is equal to the product of the volume of crude oil associated with such Cash and Carry Purchase times the actual cost per barrel of such Cash and Carry Purchase, provided that such Cash and Carry Purchase Advance has been repaid on or prior to the time the payment is received in respect of such crude oil associated with such Cash and Carry Purchase.

     "Cash and Carry Purchases" means purchases of crude oil for physical storage at a storage facility owned and operated by a Restricted Person which has been hedged on the New York Mercantile Exchange arranged through brokers approved by Administrative Agent or otherwise hedged in a manner satisfactory to Majority Lenders.

     "Cash Equivalents" means Investments in:

     (a) marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America;

     (b) demand deposits and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, with a domestic office of any national or state bank or trust company which is organized under the Laws of the United States of America or any state therein or a branch organized under the Laws of the United States of America or any state therein of a foreign bank, in either case which (i) has capital, surplus and undivided profits of at least $500,000,000, and whose long term certificates of deposit are rated at least Aa3 by Moody's or AA- by S&P or (ii) is a Lender;

     (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in subsection (a) above entered into with any commercial bank meeting the specifications of subsection (b) above;

     (d) open market commercial paper, maturing within 270 days after acquisition thereof, which are rated at least P-1 by Moody's or A-1 by S&P; and

     (e) money market or other mutual funds substantially all of whose assets comprise securities of the types described in subsections (a) through (d) above.

     "Change of Control" means the occurrence of any of the following events:
(i) an event or series of events by which any Person or other entity or group of Persons or other entities acting in concert as a partnership or other group (a "Group of Persons") shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, merger, consolidation or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of (A) 50% or more of the combined voting power of the then outstanding voting stock of Resources, in the case of any Person or Group of Persons constituting or controlled by Affiliates of Kayne Anderson Investment Management, Inc., or (B) 40% or more of such combined voting power in the case of any other Person or Group of Persons, (ii) during any period of two consecutive years (A) the members of the board of directors of Resources (the "Board") as of January 1, 1998, (B) any director elected thereafter in any annual meeting of the stockholders of Resources upon the recommendation of the Board, and (C) any other member of the Board who will be recommended or elected to succeed those Persons described in subclauses (A) and (B) of this clause (ii) by a majority of such Persons who are then members of the Board, cease for any reason to constitute collectively a majority of the Board then in office, (iii) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the Consolidated assets of Resources and its Subsidiaries, to any Person or Group of Persons, (iv) Resources, either directly or through a Wholly Owned Subsidiary of Resources, shall cease to be the legal and beneficial owner (as defined above) of more than 50% of the voting power of the outstanding voting stock of General Partner, (v) General Partner shall cease to be the sole legal and beneficial owner (as defined above) of all of the general partner interests (including all securities which are convertible into general partner interests), of Marketing, Plains MLP or any Restricted Person that is a partnership, (vi) any Person or Group of Persons other than Resources or any Subsidiary of Resources shall be the legal and beneficial owner (as defined above) of 50% or more of the combined voting power of the then total partnership interests (including all securities which are convertible into partnership interests) of Plains MLP, (vii) Plains MLP or Marketing shall cease to be the sole legal and beneficial owner (as defined above) of all of the limited partner interests of Marketing and Borrower, respectively (including all securities which are convertible into limited partner interests), or (viii) Resources and its Wholly Owned Subsidiaries taken as a whole shall hold legal and beneficial ownership of issued and outstanding partnership interests of Plains MLP representing less than 5% of the total outstanding partnership interests of Plains MLP.

     "Chevron Acquisition" means the acquisition by Borrower of the Chevron System pursuant to the Chevron Acquisition Documents.

     "Chevron Acquisition Documents" means (i) that certain Asset Sale Agreement for the West Texas Pipeline System between Chevron Pipe Line Company and Marketing dated as of April 16, 1999 and (ii) all other agreements executed and delivered by Marketing or any Restricted Person pursuant thereto.

     "Chevron Advance" has the meaning given such term in Section 2.1(b).

     "Chevron Pro Forma Financial Statements" means the pro forma financial statements as of December 31, 1998 reflecting the assets and businesses to be acquired by Borrower in the Chevron Acquisition delivered to Administrative Agent prior to the date of this Agreement.

     "Chevron System" means the pipeline interests, right of way interests, and related property and property rights located in Midland, Crane, Winkler, Ector, Upton, and Ward Counties, Texas acquired by a Restricted Person pursuant to the Chevron Acquisition Documents.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

     "Collateral" means all property of any kind which is subject to a Lien in favor of Lenders (or in favor of Administrative Agent for the benefit of Lenders) or which, under the terms of any

Security Document, is purported to be subject to such a Lien, in each case granted or created to secure all or part of the Obligations.

     "Consolidated" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

     "Consolidated EBITDA" means, for any four-Fiscal Quarter period, the sum of
(1) the Consolidated Net Income of Borrower and its Subsidiaries during such period, plus (2) all interest expense which was deducted in determining such Consolidated Net Income for such period, plus (3) all income taxes (including any franchise taxes to the extent based upon net income) which were deducted in determining such Consolidated Net Income, plus (4) all depreciation, amortization (including amortization of good will and debt issue costs) and other non-cash charges (including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP) which were deducted in determining such Consolidated Net Income, minus (5) all non-cash items of income which were included in determining such Consolidated Net Income. For the Fiscal Quarters preceding the date hereof, Consolidated EBITDA shall be mean the pro forma Consolidated EBITDA reflected on Schedule 5 for such Fiscal Quarter. For the Fiscal Quarters ending on December 31, 1999 and March 31, 2000, Consolidated EBITDA will be calculated by annualizing the Fiscal Quarters which have elapsed after June 30, 1999.

     "Consolidated Funded Indebtedness" means as of any date, the sum of the following (without duplication): (i) all Indebtedness which is classified as "long-term indebtedness" on a consolidated balance sheet of Borrower and its Consolidated Subsidiaries prepared as of such date in accordance with GAAP and any current maturities or other principal amount in respect of such Indebtedness due within one year but which was classified as "long-term indebtedness" at the creation thereof, (ii) indebtedness for borrowed money of Borrower and its Consolidated Subsidiaries outstanding under a revolving credit or similar agreement providing for borrowings (and renewals and extensions thereof) over a period of more than one year, notwithstanding the fact that any such borrowing is made within one year of the expiration of such agreement, and (iii) Indebtedness in respect of Capital Leases of Borrower and its Consolidated Subsidiaries; provided, however, Consolidated Funded Indebtedness shall not include Indebtedness in respect of Letters of Credit or in respect of Cash and Carry Purchases.

     "Consolidated Net Income" means, for any period, Borrower's and its Subsidiaries' gross revenues for such period, including any cash dividends or distributions actually received from any other Person during such period, minus Borrower's and its Subsidiaries' expenses and other proper charges against income (including taxes on income, to the extent imposed), determined on a Consolidated basis after eliminating earnings or losses attributable to outstanding minority interests and excluding the net earnings of any Person other than a Subsidiary in which Borrower's or any of its Subsidiaries has an ownership interest. Consolidated Net Income shall not include any gain or loss from the sale of assets or any extraordinary gains or losses.

     "Consolidated Net Worth" means the remainder of all Consolidated assets, as determined in accordance with GAAP, of Borrower and its Subsidiaries minus the sum of (a) Borrower's Consolidated liabilities, as determined in accordance with GAAP, and (b) all outstanding Minority Interests. The effect of any increase or decrease in net worth in any period as a result of any unrealized gains or losses from a mark to market of any Hedging Contracts not reflected in the determination of net income but reflected in the determination of comprehensive income shall be excluded in determining Consolidated Net Worth. "Minority Interests" means the book value of any equity interests in any of Borrower's Subsidiaries (exclusive of the general partner interests held by General Partner or any Restricted Person of up to two percent (2%) of the aggregate ownership interest in any such Person) which equity interests are owned by a Person other than Borrower or a Wholly Owned Subsidiary of Borrower.

     "Continuation/Conversion Notice" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.3.

     "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 2.3 hereof of a LIBOR Loan as a LIBOR Loan from one Interest Period to the next Interest Period.

     "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 2.3 or Article III of one Type of Loan into another Type of Loan.

     "Default" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

     "Default Rate" means, at the time in question, (i) two percent (2.00%) per annum plus the Revolver LIBOR Rate Margin or Term Loan LIBOR Rate Margin, as the case may be, plus the Adjusted LIBOR Rate then in effect for any LIBOR Loan (up to the end of the applicable Interest Period) or (ii) two percent (2%) per annum plus the Revolver Base Rate Margin or the Term Loan Base Rate Margin, as the case may be, plus the Base Rate for each Base Rate Loan; provided, however, the Default Rate shall never exceed the Highest Lawful Rate.

     "Default Rate Period" means (i) any period during which any Event of Default, other than pursuant to Section 8.1 (a) or (b), is continuing, provided that such period shall not begin until notice of the commencement of the Default Rate has been given to Borrower by Administrative Agent upon the instruction by Majority Lenders and (ii) any period during which any Event of Default pursuant to Section 8.1 (a) or (b) is continuing unless Borrower has been notified otherwise by Administrative Agent upon the instruction by Majority Lenders.

     "Disclosure Schedule" means Schedule 2 hereto.

     "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" in the Lender Schedule hereto, or such other office as such Lender may from time to time specify to Borrower and Administrative Agent; with respect to LC Issuer, the office, branch, or agency through which it issues Letters of Credit; and, with respect to Administrative Agent, the office, branch, or agency through which it administers this Agreement.

     "Eligible Transferee" means a Person which either (a) is a Lender, or (b) is consented to as an Eligible Transferee by Administrative Agent and, so long as no Default or Event of Default is continuing, by Borrower, which consents in each case will not be unreasonably withheld (provided that no Person organized outside the United States may be an Eligible Transferee if Borrower would be required to pay withholding taxes on interest or principal owed to such Person).

     "Environmental Laws" means any and all Laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

     "ERISA Affiliate" means each Restricted Person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with such Restricted Person, are treated as a single employer under Section 414 of the Code.

     "ERISA Plan" means any employee pension benefit plan subject to Title IV of ERISA maintained by any ERISA Affiliate with respect to which any Restricted Person has a fixed or contingent liability.

     "Event of Default" has the meaning given to such term in Section 8.1.

     "Facility Usage" means, at the time in question, the aggregate amount of outstanding Revolver Loans and LC Obligations at such time.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/1000th of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to Administrative Agent on such day on such transactions as determined by Administrative Agent.

     "Fiscal Quarter" means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

     "Fiscal Year" means a twelve-month period ending on December 31 of any year.

     "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its Consolidated Subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Borrower or with respect to Borrower and its Consolidated Subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to each Lender and Majority Lenders agree to such change insofar as it affects the accounting of Borrower or of Borrower and its Consolidated Subsidiaries.

     "General Partner" means Plains All American Inc., a Delaware corporation.

     "Guarantors" means any Person who has guaranteed some or all of the Obligations and who has been accepted by Administrative Agent as a Guarantor or any Subsidiary of Borrower which now or hereafter executes and delivers a guaranty to Administrative Agent pursuant to Section 6.17.

     "Hazardous Materials" means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

     "Hedging Contract" means (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (b) any option, futures or forward contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement.

     "Highest Lawful Rate" means, with respect to each Lender Party to whom Obligations are owed, the maximum nonusurious rate of interest that such Lender Party is permitted under applicable Law to contract for, take, charge, or receive with respect to such Obligations. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender Party as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender Party at a rate in excess of the Highest Lawful Rate applicable to such Lender Party.

     "Indebtedness" of any Person means its Liabilities (without duplication) in any of the following categories:

     (a) Liabilities for borrowed money,

     (b) Liabilities constituting an obligation to pay the deferred purchase price of property or services,

     (c) Liabilities evidenced by a bond, debenture, note or similar instrument,

     (d) Liabilities (other than reserves for taxes and reserves for contingent obligations) which (i) would under GAAP be shown on such Person's balance sheet as a liability and (ii) are payable more than one year from the date of creation or incurrence thereof,

     (e) Liabilities arising under Hedging Contracts (on a net basis to the extent netting is provided for in the applicable Hedging Contract),

     (f) Liabilities constituting principal under Capital Leases,

     (g) Liabilities arising under conditional sales or other title retention agreements,

     (h) Liabilities owing under direct or indirect guaranties of Liabilities of any other Person or otherwise constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Liabilities of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Liabilities, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection,

     (i) Liabilities consisting of an obligation to purchase or redeem securities or other property, if such Liabilities arises out of or in connection with the sale or issuance of the same or similar securities or property (for example, repurchase agreements, mandatorily redeemable preferred stock and sale/leaseback agreements),

     (j) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor,

     (k) Liabilities with respect to banker's acceptances, or

     (l) Liabilities with respect to obligations to deliver goods or services in consideration of advance payments therefor;

provided, however, that the "Indebtedness" of any Person shall not include Liabilities that were incurred in the ordinary course of business by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 120 days after the date the respective goods are delivered or the respective services are rendered, other than Liabilities contested in good faith by appropriate proceedings, if required, and for which adequate reserves are maintained on the books of such Person in accordance with GAAP.

     "Initial Financial Statements" means (a) from the date of this Agreement until but not including the date of the Chevron Advance: (i) the audited Consolidated financial statements of Scurlock Permian as of December 31, 1998,
(ii) the unaudited Consolidated financial statements of Scurlock Permian as of March 31, 1999, and (iii) the pro forma Consolidated and consolidating balance sheets of Borrower as of March 31, 1999 and the pro forma Consolidated and consolidating balance sheets and income statements of Borrower as of December 31, 1998 and March 31, 1999 reflecting (1) the Scurlock Permian Acquisition, and
(2) all adjustments giving effect to the Scurlock Permian Acquisition and the transactions contemplated by the Loan Documents after giving effect to the Scurlock Permian Advance, as would be appropriate for reporting pro forma financial statements under GAAP and regulations of the Securities and Exchange Commission and as may be acceptable to Administrative Agent; and (b) on and after the date of the Chevron Advance: (i) the audited Consolidated financial statements of Scurlock Permian as of December 31, 1998, (ii) the unaudited Consolidated financial statements of Scurlock Permian as of March 31, 1999, and
(iii) the pro forma Consolidated and consolidating balance sheets of Borrower as of March 31, 1999 and the pro forma Consolidated and consolidating balance sheets and income statements of Borrower as of December 31, 1998 and March 31, 1999 reflecting (1) the Scurlock Permian Acquisition on a stand-alone basis, (2) the Scurlock Acquisition and the Chevron Acquisition, and (3) in either case, all adjustments giving effect to the Scurlock Permian Acquisition, the Chevron Acquisition, and the transactions contemplated by the Loan Documents, as would be appropriate for reporting pro forma financial statements under GAAP and regulations of the Securities and Exchange Commission and as may be acceptable to Administrative Agent.

     "Insurance Schedule" means Schedule 4 attached hereto.

     "Interest Expense" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between Borrower and its Subsidiaries and all other items required to be eliminated in the course of the preparation of Consolidated financial statements of Borrower and its Subsidiaries in accordance with GAAP): (a) all interest and commitment fees in respect of Indebtedness of Borrower or any of its Subsidiaries (including imputed interest on Capital Lease Obligations) which are accrued during such period and whether expensed in such period or capitalized; plus (b) all fees, expenses and charges in respect of letters of credit issued for the account of Borrower or any of its Subsidiaries, which are accrued during such period and whether expensed in such period or capitalized.

     "Interest Payment Date" means (a) with respect to each Base Rate Loan, the last day of each March, June, September and December, and (b) with respect to each LIBOR Loan, the last day of the Interest Period that is applicable thereto and, if such Interest Period is six months in length, the dates specified by Administrative Agent which are approximately three and six months (as appropriate) after such Interest Period begins; provided that the last Business Day of each calendar month shall also be an Interest Payment Date for each such Loan so long as any Event of Default exists under Section 8.1 (a) or (b).

     "Interest Period" means, with respect to each particular LIBOR Loan in a Borrowing, the period specified in the Borrowing Notice or Continuation/Conversion Notice applicable thereto, beginning on and including the date specified in such Borrowing Notice or

Continuation/Conversion Notice (which must be a Business Day), and ending one, two, three, or six months thereafter, as Borrower may elect in such notice; provided that: (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period which begins on the last Business Day in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day in a calendar month; and (c) notwithstanding the foregoing, no Interest Period may be selected for a Revolver Loan that would end after the Revolver Maturity Date and no Interest Period may be selected for a Term Loan that would end after the Term Maturity Date.

     "Investment" means any investment made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise, and whether made in cash, by the transfer of property or by any other means.

     "Law" means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof.

     "LC Application" means any application for a Letter of Credit hereafter made by Borrower to LC Issuer.

     "LC Collateral" has the meaning given to such term in Section 2.13(a).

     "LC Issuer" means BankBoston, N.A., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity.
Administrative Agent may, with the consent of Borrower and the Lender in question, appoint any Lender hereunder as an LC Issuer in place of or in addition to BankBoston, N.A.

     "LC Obligations" means, at the time in question, the sum of all Matured LC Obligations plus the maximum amounts which LC Issuer might then or thereafter be called upon to advance under all Letters of Credit then outstanding.

     "Lease Rentals" means, with respect to any period, the sum of the rental and other obligations required to be paid during such period by Borrower or any Subsidiary of Borrower as lessee under all leases of real or personal property (other than Capital Leases), excluding any amount required to be paid by the lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, provisions that, if at the date of determination, any such rental or other obligations are contingent or not otherwise definitely determinable by terms of the related lease, the amount of such obligations (i) shall be assumed to be equal to the amount of such obligations for the period of 12 consecutive calendar months immediately preceding the date of determination or (ii) if the related lease was not in effect during such preceding 12-month period, shall be the amount estimated by a senior financial officer of the General Partner on a reasonable basis and in good faith.

     "Lender Parties" means Administrative Agent, Syndication Agent, Lead Arranger and Book Manager, LC Issuer, and all Lenders.

     "Lender Schedule" means Schedule 1 hereto, as revised from time to time by Administrative Agent pursuant to Section 10.5.

     "Lenders" means each signatory hereto (other than Borrower), including BankBoston, N.A. in its capacity as a Lender hereunder rather than as Administrative Agent, and the successors of each such party as holder of a Note.

     "Letter of Credit" means any letter of credit issued by LC Issuer hereunder at the application of Borrower.

     "Letter of Credit Fee Rate" means, on any day, two and three-quarters percent (2.75%) per annum.

     "Liabilities" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

     "LIBOR Lending Office" means, with respect to any Lender, the office of such Lender specified as its "LIBOR Lending Office" on the Lender Schedule hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to Borrower and Administrative Agent.

     "LIBOR Loan" means a Loan that bears interest at a rate based upon the Adjusted LIBOR Rate.

     "LIBOR Rate" means, for any LIBOR Loan within a Borrowing and with respect to the related Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/1000 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any LIBOR Loan within a Borrowing and with respect to the related Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/1000 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/1000 of 1%).

     "Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to it or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows such creditor to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business.
"Lien" also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

     "Loans" means all Revolver Loans and Term Loans.

     "Loan Documents" means this Agreement, the Notes, the Security Documents, the Letters of Credit, the LC Applications, the Hedging Contracts described in
Section 2.14, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets and commitment letters).

     "Majority Lenders" means Lenders whose aggregate Percentage Shares equal or exceed sixty-six and two-thirds percent (66 2/3%).

     "Marketing" means Plains Marketing, L.P., a Delaware limited partnership.

     "Marketing Agreement" means that certain Crude Oil Sales Agreement between one or more Restricted Persons and Marketing in the form attached hereto as
Exhibit I pursuant to which such Restricted Person agrees to sell and Marketing agrees to purchase crude oil.

     "Material Adverse Change" means a material and adverse change, from the state of affairs presented in the Initial Financial Statements or as represented or warranted in any Loan Document, to (a) Borrower's Consolidated financial condition, (b) Borrower's Consolidated operations, properties or prospects, considered as a whole, (c) Borrower's ability to timely pay the Obligations, or
(d) the enforceability of the material terms of any Loan Document.

     "Matured LC Obligations" means all amounts paid by LC Issuer on drafts or demands for payment drawn or made under or purported to be under any Letter of Credit and all other amounts due and owing to LC Issuer under any LC Application for any Letter of Credit, to the extent the same have not been repaid to LC Issuer (with the proceeds of Loans or otherwise).

     "Maximum Drawing Amount" means at the time in question the sum of the maximum amounts which LC Issuer might then or thereafter be called upon to advance under all Letters of Credit then outstanding.

     "Moody's" means Moody's Investor Service, Inc., or its successor.

     "Notes" means all Revolver Notes and all Term Notes.

     "Obligations" means all Liabilities from time to time owing by any Restricted Person to any Lender Party under or pursuant to any of the Loan Documents, including all LC Obligations. "Obligation" means any part of the Obligations.

     "Open Position" means the aggregate volume of crude oil on which Restricted Persons have commodity price risk (excluding crude oil owned by Restricted Persons carried in Restricted Persons' gathering lines and pipelines), which may include, without limitation, (i) the aggregate volume of crude oil owned for which Restricted Persons do not have, on an aggregate basis, contracts for sale at a fixed price and (ii) the aggregate volumes of crude oil under contracts for purchase for which Restricted Persons do not have, on an aggregate basis, contracts for sale on the substantially same pricing basis (i.e. at a fixed price for sale substantially equivalent to or above the fixed price for purchase of such crude oil, or at an index price for sale substantially equivalent to the index price for purchase of such crude oil, or at an index price for sale substantially equivalent to a margin above the index price for purchase of such crude oil). "Open Position" shall not include, during the period from the first to the 25/th/ day of a calendar month, any volumes of crude oil which Restricted Persons are obligated to gather in the next succeeding calendar month at a price based upon the posted price from time to time in effect during such next calendar month.

     "Partnership Agreement" means the Agreement of Limited Partnership of Borrower dated as of April 29, 1999, as referenced in Section 1.3.

     "Percentage Share" means, with respect to any Lender, the percentage obtained by dividing (i) the sum of the unpaid principal balance of such Lender's Term Loans at the time in question plus such Lender's Revolver Commitment, by (ii) the sum of the aggregate unpaid principal balance of all Term Loans at such time plus the total Revolver Commitment.

     "Permitted Acquisitions" means (A) the acquisition of all of the capital stock or other equity interest in a Person (exclusive of general partner interests held by General Partner or another Wholly Owned Subsidiary of Resources not in excess of a 1% economic interest and exclusive of director qualifying shares and other equity interests required to be held by an Affiliate to comply with a requirement of Law) or (B) any acquisition of all or a portion of the business, assets or operations of a Person (whether in a single transaction or in a series of related transactions), provided that (i) prior to and after giving effect to such acquisition no Default or Event of Default shall have occurred and be continuing; (ii) all representations and warranties shall be true and correct as if restated immediately following the consummation of such acquisition; (iii) substantially all of such business, assets and operations so acquired, or of the Person so acquired, consists of crude oil and/or gas marketing, gathering, transportation, storage, terminaling and pipeline operation; (iv) the total purchase price of any such acquisition does not exceed $5,000,000, and (v) the aggregate of the total purchase prices for all such acquisitions from the date hereof through the Term Loan Maturity Date does not exceed $10,000,000.

     "Permitted Inventory Lien" means any Lien, and the amount of Liability secured thereby, on crude oil inventory which would be a Permitted Lien under
Section 7.2(d).

     "Permitted Investments" means (a) Cash Equivalents, (b) Investments described in the Disclosure Schedule, (c) Investments by Borrower or any of its Subsidiaries in any Wholly Owned Subsidiary of Borrower which is a Guarantor and
(d) Permitted Acquisitions.

     "Permitted Lien" has the meaning given to such term in Section 7.2.

     "Person" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, Tribunal, or any other legally recognizable entity.

     "Pipeline" means All American Pipeline, L.P., a Delaware limited partnership.

     "Plains MLP" means Plains All American Pipeline, L.P., a Delaware limited partnership.

     "Prepayment Premium" has the meaning given such term in Section 2.6(b).

     "Rating Agency" means either S&P or Moody's.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

     "Reserve Requirement" means, at any time, the maximum rate at which reserves (including any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted LIBOR Rate is to be determined, or (b) any category of extensions of credit or other assets which include LIBOR Loans.

     "Resources" means Plains Resources Inc., a Delaware corporation.

     "Restricted Person" means any of Borrower and each Subsidiary of Borrower.

     "Revolver Base Rate Margin" means, on each day, one percent (1.00%) per annum.

     "Revolver Commitment" means $35,000,000. Each Lender's Revolver Commitment shall be the amount set forth on the Lender Schedule.

     "Revolver Commitment Period" means the period from and including the date hereof until the Revolver Maturity Date (or, if earlier, the day on which the obligation of Lenders to make

Loans hereunder and the obligation of LC Issuer to issue Letters of Credit hereunder has terminated or the day on which the Revolver Notes first become due and payable in full).

     "Revolver LIBOR Rate Margin" means, on each day, two and three-quarters percent (2.75%) per annum.

     "Revolver Lender" means each holder of a Revolver Note.

     "Revolver Loan" has the meaning given such term in Section 2.1(a).

     "Revolver Maturity Date" means May 12, 2002.

     "Revolver Note" has the meaning given such term in Section 2.1(a).

     "Revolver Percentage Share" means, with respect to any Revolver Lender, the Revolver Percentage Share set forth opposite such Revolver Lender's name on the Lender Schedule.

     "S&P" means Standard & Poor's Ratings Group (a division of McGraw Hill, Inc.) or its successor.

     "Scurlock Permian" means Scurlock Permian LLC, a Delaware limited liability company.

     "Scurlock Permian Acquisition" means the acquisition by Borrower of all of the membership interests of Scurlock Permian pursuant to the Scurlock Permian Acquisition Documents.

     "Scurlock Permian Acquisition Documents" means (i) that certain Agreement for Purchase and Sale of Membership Interest in Scurlock Permian LLC between Marathon Ashland Petroleum LLC and Marketing dated as of March 17, 1999 and (ii) all other agreements executed and delivered by any Affiliate of Borrower pursuant thereto.

     "Scurlock Permian Advance" has the meaning given such term in Section
2.1(b).

     "Security Documents" means the instruments listed in the Security Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Restricted Person to Administrative Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Restricted Person's other duties and obligations under the Loan Documents.

     "Security Schedule" means Schedule 3 hereto.

     "Subsidiary" means, with respect to any Person, any corporation, association, partnership, limited liability company, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled or owned more than fifty percent by such Person.

     "Term Lender" means each holder of a Term Note.

     "Term Loan" has the meaning given such term in Section 2.1(b).

     "Term Loan Base Rate Margin" means, on each day, one and one-quarter percent (1.25%) per annum.

     "Term Loan LIBOR Rate Margin" means, on each day, three percent (3.00%) per annum.

     "Term Loan Maturity Date" means May 12, 2004.

     "Term Note" has the meaning given such term in Section 2.1(b).

     "Termination Event" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(c)(5) or (6) of ERISA or
(ii) any other reportable event described in Section 4043(c) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under
Section 4043(a) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under
Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

     "Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted or existing.

     "Type" means, with respect to any Loans, the characterization of such Loans as either Base Rate Loans or LIBOR Loans.

     "Wholly Owned Subsidiary" means any Subsidiary of a Person, all of the issued and outstanding stock, limited liability company membership interests, or partnership interests of which (including all rights or options to acquire such stock or interests) are directly or indirectly (through one or more Subsidiaries) owned by such Person, excluding any general partner interests owned by General Partner in any such Subsidiary that is a partnership, such general partner interests not to exceed two percent (2%) of the aggregate ownership interests of any such partnership and directors' qualifying shares if applicable.

     "Y2K Plan" has the meaning given such term in Section 5.21(a).

      Section 1.2. Exhibits and Schedules; Additional Definitions. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

      Section 1.3. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement. All references to the term "Partnership Agreement" shall be deemed to be references to that agreement in the form approved by Administrative Agent, and as such agreement is executed and delivered by the parties thereto on the date of this Agreement.

      Section 1.4. References and Titles. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement," "this instrument," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation." Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

      Section 1.5. Calculations and Determinations. All calculations under the Loan Documents of interest chargeable with respect to LIBOR Loans and of fees shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. All other calculations of interest made under the Loan Documents shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 or 366 days, as appropriate. Each determination by a Lender Party of amounts to be paid under Article III or any other matters which are to be determined hereunder by a Lender Party (such as any LIBOR Rate, Adjusted LIBOR Rate, Business Day, Interest Period, or Reserve Requirement) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Majority Lenders otherwise consent all financial statements and reports furnished to any Lender Party hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

                  ARTICLE II - The Loans and Letters of Credit

      Section 2.1.  Commitments to Lend; Notes.

     (a) Revolver Loans. Subject to the terms and conditions hereof, each Revolver Lender agrees to make loans to Borrower (herein called such Lender's "Revolver Loans") upon Borrower's request from time to time during the Revolver Commitment Period, provided that (a) subject to Sections 3.3, 3.4 and 3.6, all Revolver Lenders are requested to make Revolver Loans of the same Type in accordance with their respective Revolver Percentage Shares and as part of the same Borrowing, (b) after giving effect to such Revolver Loans, the Facility Usage does not exceed the Revolver Commitment determined as of the date on which the requested Revolver Loans are to be made and (c) after giving effect to such Revolver Loans the Revolver Loans by each Revolver Lender plus the existing LC Obligations of such Revolver Lender does not exceed such Lender's Revolver Commitment. The aggregate amount of all Revolver Loans in any Borrowing must be equal to $500,000 or any higher integral multiple of $250,000. The obligation of Borrower to repay to each Revolver Lender the aggregate amount of all Revolver Loans made by such Revolver Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Lender's "Revolver Note") made by Borrower payable to the order of such Revolver Lender in the form of Exhibit A-1 with appropriate insertions.
The amount of principal owing on any Revolver Lender's Revolver Note at any given time shall be the aggregate amount of all Revolver Loans theretofore made by such Revolver Lender minus all payments of principal theretofore received by such Revolver Lender on such Revolver Note. Interest on each Revolver Note shall accrue and be due and payable as provided herein and therein. Each Revolver Note shall be due and payable as provided herein and therein, and shall be due and payable in full on the Revolver Maturity Date. Subject to the terms and conditions of this Agreement, Borrower may borrow, repay, and reborrow under this Section 2.1(a). Borrower may have no more than five Borrowings of LIBOR Loans outstanding at any time.

     (b) Term Loans. Subject to the terms and conditions hereof, each Term Lender agrees to make two (2) advances to Borrower (herein called such Lender's "Term Loans") upon Borrower's request on or before July 15, 1999, provided that
(a) such Term Loans by a Term Lender do not exceed such Term Lender's Term Loan amount set forth on the Lender Schedule and (b) the aggregate amount of all Term Loans does not exceed $130,000,000. The aggregate amount of one such advance of Term Loans from all Term Lenders not to exceed the aggregate amount of $90,000,000 shall be used to partially finance the Scurlock Permian Acquisition (the "Scurlock Permian Advance") and the aggregate amount of one such advance of Term Loans from all Term Lenders not to exceed the aggregate amount of $40,000,000 shall be used to partially finance the Chevron Acquisition (the "Chevron Advance"). Portions of each Lender's Term Loan may from time to time be designated as a Base Rate Loan or LIBOR Loan as provided herein. The obligation of Borrower to repay to each Term Lender the amount of the Term Loan made by such Term Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Term Lender's "Term Note") made by Borrower payable to the order of such Term Lender in the form of Exhibit A-2 with appropriate insertions. The amount of principal owing on any Term Lender's Term Note at any given time shall be the amount of such Term Lender's Term Loan minus all payments of principal theretofore received by such Term Lender on such Term Note. Interest on each Term Note shall accrue and be due and payable as provided herein and therein. Each Term Note shall be due and payable as provided herein and therein, and shall be due and payable in full on the Term Loan Maturity Date. No portion of any Term Loan which has been repaid may be reborrowed.

      Section 2.2. Requests for Revolver Loans. Borrower must give to Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of any requested Borrowing of Revolver Loans to be funded by Revolver Lenders. Each such notice constitutes a "Borrowing Notice" hereunder and must:

          (a) specify (i) the aggregate amount of any such Borrowing of new Base Rate Loans and the date on which such Base Rate Loans are to be advanced, or (ii) the aggregate amount of any such Borrowing of new LIBOR Loans, the date on which such LIBOR Loans are to be advanced (which shall be the first day of the Interest Period which is to apply thereto), and the length of the applicable Interest Period; and

          (b) be received by Administrative Agent not later than 11:00 a.m., Boston, Massachusetts time, on (i) the day on which any such Base Rate Loans are to be made, or (ii) the third Business Day preceding the day on which any such LIBOR Loans are to be made.

Each such written request or confirmation must be made in the form and substance of the "Borrowing Notice" attached hereto as Exhibit B, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Borrowing Notice, Administrative Agent shall give each Revolver Lender prompt notice of the terms thereof. If all conditions precedent to such new Revolver Loans have been met, each Revolver Lender will on the date requested promptly remit to Administrative Agent at Administrative Agent's office in Boston, Massachusetts the amount of such Revolver Lender's new Revolver Loan in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Revolver Loans have been neither met nor waived as provided herein, Administrative Agent shall promptly make such Revolver Loans available to Borrower. Unless Administrative Agent shall have received prompt notice from a Revolver Lender that such Revolver Lender will not make available to Administrative Agent such Revolver Lender's new Revolver Loan, Administrative Agent may in its discretion assume that such Revolver Lender has made such Revolver Loan available to Administrative Agent in accordance with this section, and Administrative Agent may if it chooses, in reliance upon such assumption, make such Revolver Loan available to Borrower. If and to the extent such Revolver Lender shall not so make its new Revolver Loan available to Administrative Agent, such Lender and Borrower severally agree to pay or repay to Administrative Agent within three days after demand the amount of such Revolver Loan together with interest thereon, for each day from the date such amount was made available to Borrower until the date such amount is paid or repaid to Administrative Agent, with interest at (i) the Federal Funds Rate, if such Lender is making such payment and (ii) the interest rate applicable at the time to the other new Revolver Loans made on such date, if Borrower is making such repayment. If neither such Revolver Lender nor Borrower pays or repays to Administrative Agent such amount within such three-day period, Administrative

Agent shall, be entitled to recover from Borrower, on demand in lieu of the interest provided for in the preceding sentence, interest thereon at the Default Rate, calculated from the date such amount was made available to Borrower. The failure of any Revolver Lender to make any new Revolver Loan to be made by it hereunder shall not relieve any other Revolver Lender of its obligation hereunder, if any, to make its new Revolver Loan, but no Revolver Lender shall be responsible for the failure of any other Revolver Lender to make any new Revolver Loan to be made by such other Revolver Lender.

      Section 2.3. Continuations and Conversions of Existing Loans. Borrower may make the following elections with respect to Revolver Loans or Term Loans already outstanding: to Convert, in whole or in part, Base Rate Loans to LIBOR Loans, to Convert, in whole or in part, LIBOR Loans to Base Rate Loans on the last day of the Interest Period applicable thereto, and to Continue, in whole or in part, LIBOR Loans beyond the expiration of such Interest Period by designating a new Interest Period to take effect at the time of such expiration. In making such elections, Borrower may combine existing Loans made pursuant to separate Borrowings into one new Borrowing or divide existing Loans made pursuant to one Borrowing into separate new Borrowings, provided that (i) Borrower may have no more than five Borrowings of LIBOR Loans outstanding at any time and (ii) no combinations may be made between Borrowings constituting Revolver Loans on the one hand and Borrowings constituting Term Loans on the other hand. To make any such election, Borrower must give to Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of any such Conversion or Continuation of existing Loans, with a separate notice given for each new Borrowing. Each such notice constitutes a "Continuation/Conversion Notice" hereunder and must:

          (a) specify the existing Loans which are to be Continued or Converted;

          (b) specify (i) the aggregate amount of any Borrowing of Base Rate Loans into which such existing Loans are to be Continued or Converted and the date on which such Continuation or Conversion is to occur, or (ii) the aggregate amount of any Borrowing of LIBOR Loans into which such existing Loans are to be Continued or Converted, the date on which such Continuation or Conversion is to occur (which shall be the first day of the Interest Period which is to apply to such LIBOR Loans), and the length of the applicable Interest Period; and

          (c) be received by Administrative Agent not later than 11:00 a.m., Boston, Massachusetts time, on (i) the day on which any such Continuation or Conversion to Base Rate Loans is to occur, or (ii) the third Business Day preceding the day on which any such Continuation or Conversion to LIBOR Loans is to occur.

Each such written request or confirmation must be made in the form and substance of the "Continuation/Conversion Notice" attached hereto as Exhibit C, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Continuation/Conversion Notice, Administrative Agent shall give each Lender prompt notice of the terms thereof. Each Continuation/Conversion Notice shall be irrevocable and binding on Borrower. During the continuance of any Default, Borrower may not make any election to Convert existing Loans into LIBOR Loans or Continue existing Loans as LIBOR Loans beyond the expiration of their respective and corresponding Interest Period then in effect. If (due to the existence of a Default or for any other reason) Borrower fails to timely and properly give any Continuation/Conversion Notice with respect to a Borrowing of existing LIBOR Loans at least three days prior to the end of the Interest Period applicable thereto, such LIBOR Loans, to the extent not prepaid at the end of such Interest Period, shall automatically be Converted into Base Rate Loans at the end of such Interest Period. No new funds shall be repaid by Borrower or advanced by any Lender in connection with any Continuation or Conversion of existing Loans pursuant to this section, and no such Continuation or Conversion shall be deemed to be a new advance of funds for any purpose; such Continuations and Conversions merely constitute a change in the interest rate applicable to already outstanding Loans.

      Section 2.4. Use of Proceeds. Borrower shall use (i) the Scurlock Permian Advance to partially finance the Scurlock Permian Acquisition and the Chevron Advance to partially finance the Chevron Acquisition and (ii) Revolver Loans (a) for Cash and Carry Advances up to the full amount of the Revolver Commitment, and (b) for other than Cash and Carry Advances in an amount which does not exceed $20,000,000 in the aggregate at any one time outstanding, for the purposes of paying reimbursement obligations of Letters of Credit, providing working capital for operations of any Restricted Person, and for other general business purposes of any Restricted Person, including Permitted Investments, but not to pay distributions to partners of Restricted Persons except as provided in
Section 7.6, provided that the Facility Usage shall not exceed the Revolver Commitment. Borrower shall use all Letters of Credit for its and its Subsidiaries' general corporate purposes, but not to pay distributions to partners of Restricted Persons. In no event shall the funds from any Loan or any Letter of Credit be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock. Borrower represents and warrants that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock.

      Section 2.5.  Interest Rates and Fees.

     (a) Revolver Interest Rates. Each Revolver Loan shall bear interest as follows: (i) unless the Default Rate shall apply, (A) each Base Rate Loan shall bear interest on each day outstanding at the Base Rate plus the Revolver Base Rate Margin in effect on such day, and (B) each LIBOR Loan shall bear interest on each day during the related Interest Period at the related Adjusted LIBOR Rate plus the Revolver LIBOR Rate Margin in effect on such day, and (ii) during a Default Rate Period, all Revolver Loans shall bear interest on each day
outstanding at the Default Rate.   If an Event of Default based upon Section
8.1(a), Section 8.1(b) or, with respect to Borrower, based upon Section 8.1(i)(i), (i)(ii) or (i)(iii) exists and the Revolver Loans are not bearing interest at the Default Rate, the past due principal and past due interest shall bear interest on each day outstanding at the Default Rate. The interest rate shall change whenever the applicable Base Rate or the Adjusted LIBOR Rate changes. In no event shall the interest rate on any Revolver Loan exceed the Highest Lawful Rate.

     (b) Term Loan Interest Rates.  Each Term Loan shall bear interest as
follows:   (i) unless the Default Rate shall apply, (A) each Base Rate Loan shall bear interest on each day outstanding at the Base Rate plus the Term Loan Base Rate Margin in effect on such day, and (B) each LIBOR Loan shall bear interest on each day during the related Interest Period at the related Adjusted LIBOR Rate plus the Term Loan LIBOR Rate Margin in effect on such day and (ii) during a Default Rate Period, all Term Loans shall bear interest on each day outstanding at the Default Rate. If an Event of Default based upon Section 8.1(a) or Section 8.1(b) or, with respect to Borrower, based upon Section 8.1(i)(i), (i)(ii) or (i)(iii) exists and the Term Loans are not bearing interest at the Default Rate, the past due principal and past due interest shall bear interest on each day outstanding at the Default Rate. The interest rate shall change whenever the applicable Base Rate or Adjusted LIBOR Rate changes. In no event shall the interest rate on any Term Loan exceed the Highest Lawful Rate.

     (c) Revolver Commitment Fees. In consideration of each Revolver Lender's commitment to make Revolver Loans, Borrower will pay to Administrative Agent for the account of each Revolver Lender a commitment fee determined on a daily basis by applying a rate of one-half of one percent (.50%) per annum to such Revolver Lender's Revolver Percentage Share of the unused portion of the Revolver Commitment on each day during the Revolver Commitment Period, determined for each such day by deducting from the amount of the Revolver Commitment at the end of such day the Facility Usage. This commitment fee shall be due and payable in arrears on the last day of each Fiscal Quarter and at the end of the Revolver Commitment Period. Borrower shall have the right from time to time to permanently reduce the Revolver Commitment, provided that (i) notice of such reduction is given not less than two (2) Business Days prior to such reduction,
(ii) the resulting Revolver Commitment is not less than the Facility Usage and
(iii) each partial reduction shall be in an amount at least equal to $500,000 and in multiples of $100,000 in excess thereof.

     (d) Administrative Agent's Fees. In addition to all other amounts due to Administrative Agent under the Loan Documents, Borrower will pay all fees as described in a letter agreement dated March 17, 1999, between Syndication Agent and Marketing.

      Section 2.6.  Optional Prepayments.

     (a) Revolver Loans. Borrower may, upon two Business Days' notice to Administrative Agent (and Administrative Agent will promptly give notice to the other Lenders) from time to time and without premium or penalty prepay the Revolver Loans, in whole or in part, so long as the aggregate amounts of all partial prepayments of principal on the Revolver Loans equals $500,000 or any higher integral multiple of $250,000, and, if the Term Loans have been paid in full, so long as Borrower does not make any prepayments which would reduce the unpaid principal balance of the Revolver Loans to less than $100,000 without first either (i) terminating this Agreement or (ii) providing assurance satisfactory to Administrative Agent in its discretion that Revolver Lenders' legal rights under the Loan Documents are in no way affected by such reduction. Upon receipt of any such notice, Administrative Agent shall give each Revolver Lender prompt notice of the terms thereof.

     (b) Term Loans. Borrower may, upon five Business Days' notice to each Term Lender from time to time and without premium (except as provided below) or penalty prepay the Term Loans, in whole or in part, so long as the aggregate of amounts of all partial prepayments of principal on the Term Loans equals $5,000,000 or any higher integral multiple of $1,000,000. Notwithstanding the foregoing sentence, if Borrower shall prepay, in whole or in part, the Term Loans before the first anniversary of the initial advance of the Term Loans, voluntarily as provided in this Section 2.6(b) or as a result of an event specified in Section 2.7(a) or (b), Borrower shall pay to Administrative Agent for the account of each Term Lender a prepayment premium (the "Prepayment Premium") in an amount equal to one-half percent (.50%) of the amount of any such prepayment.

     (c) Interest on Prepayment. Each prepayment of principal under Section 2.6(a) or 2.6(b) shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to Section 2.6(a) or 2.6(b) shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

      Section 2.7.  Mandatory Prepayments.

     (a) Without limiting the requirements of Section 7.5 hereof regarding the consent of Majority Lenders to sales of property by Restricted Persons which are not permitted by Section 7.5, the cash proceeds of any sale of property (net of all reasonable costs and expenses, but excluding proceeds consisting of tangible property to be used in the business of Restricted Persons) by any Restricted Person (other than a sale of property permitted under Section 7.5 hereof) shall be placed in a collateral account under the control of Administrative Agent in a manner satisfactory to Administrative Agent immediately upon such Restricted Person's receipt of such proceeds and maintained therein for a period of ninety
(90) days following the date of receipt thereof in cash (in this Section 2.7(a) referred to as the "Collateral Period"). If any consideration consists of an instrument or security, the Collateral Period shall, with respect to each amount of cash received in respect thereof, continue until ninety (90) days following such Restricted Person's receipt of such cash unless, pursuant to the following sentence, an approved investment included such cash; any cash in a collateral account may be invested in Cash Equivalents designated by Borrower. During each Collateral Period, Borrower may propose to invest such proceeds in other property subject to the approval of Majority Lenders, and shall thereafter invest such proceeds in such property so approved by Majority Lenders. At the end of each Collateral Period or, if an investment is so proposed and approved during such Collateral Period, within one hundred-eighty (180) days after such proposed investment has been so approved by Majority Lenders, any such proceeds which have not been so invested by Borrower shall be applied pro rata to the reduction of the outstanding principal balance of the Term Loans and the Revolver Loans at such time, and the Revolver Commitment shall be reduced by an amount equal to the prepayment applied to the Revolver Loans. Any prepayment on the Term Loans made pursuant to this Section 2.7(a) before the first anniversary of the initial advance of the Term Loans shall be subject to the payment of the Prepayment Premium specified in Section 2.6(b).

     (b) Without limiting the foregoing Section 2.7(a), the cash proceeds (net of underwriters' or purchasers' discounts and commissions, legal, accountancy, registration, or printing fees and expenses and other fees and expenses incurred in connection with such offering to be paid or reimbursed by the issuer and net of any taxes, if any, paid or payable as a result thereof) of any debt or equity offering (not including any revolving credit facility or the initial issuance of Class B Common Units issued by Plains MLP prior to the Scurlock Permian Advance) of (i) any Restricted Person or (ii) Plains MLP or any Subsidiary of Plains MLP that is not a Restricted Person (subject to the required consent, if any, under a credit or similar agreement to which such Person is a party), shall be applied pro rata to the reduction of the outstanding principal balance of the Term Loans at the time of such offering. Any prepayment on the Term Loans made pursuant to this
Section 2.7(b) before the first anniversary of the initial advance of the Term Loans shall be subject to the payment of the Prepayment Premium specified in
Section 2.6(b).

     (c) If at any time the Facility Usage exceeds the Revolver Commitment (whether due to a reduction in the Revolver Commitment in accordance with this Agreement, or otherwise), Borrower shall immediately upon demand prepay the principal of the Revolver Loans in an amount at least equal to such excess. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

      Section 2.8. Letters of Credit. Subject to the terms and conditions hereof, Borrower may during the Revolver Commitment Period request LC Issuer to issue, amend, or extend the expiration date of, one or more Letters of Credit, provided that, after taking such Letter of Credit into account:

          (a) the Facility Usage does not exceed the Revolver Commitment at such time;

          (b) the expiration date of such Letter of Credit is prior to the earlier of (i) one (1) year after the date of issuance of such Letter of Credit or (ii) the end of the Revolver Commitment Period;

          (c) such Letter of Credit is to be used for general corporate purposes of Borrower or any of its Subsidiaries and is not directly or indirectly used to assure payment of or otherwise support any Indebtedness of any Person, except Indebtedness of a Restricted Person;

          (d) the issuance of such Letter of Credit will be in compliance with all applicable governmental restrictions, policies, and guidelines and will not subject LC Issuer to any cost which is not reimbursable under Article III;

          (e) the form and terms of such Letter of Credit are acceptable to LC Issuer in its sole and absolute discretion; and

          (f) all other conditions in this Agreement to the issuance of such Letter of Credit have been satisfied.

LC Issuer will honor any such request if the foregoing conditions (a) through
(g) (in the following Section 2.9 called the "LC Conditions") have been met as of the date of issuance, amendment, or extension of the expiration, of such Letter of Credit.

      Section 2.9. Requesting Letters of Credit. Borrower must make written application for any Letter of Credit at least two Business Days before the date on which Borrower desires for LC Issuer to issue such Letter of Credit. By making any such written application, unless otherwise expressly stated therein, Borrower shall be deemed to have represented and warranted that the LC Conditions described in Section 2.8 will be met as of the date of issuance of such Letter of Credit. Each such written application for a Letter of Credit must be made in writing in the form and substance of Exhibit G, the terms and provisions of which are hereby incorporated herein by reference (or in such other form as may mutually be agreed upon by LC Issuer and Borrower). If all LC Conditions for a Letter of Credit have been met as described in Section 2.8 on any Business Day before 11:00 a.m., Boston, Massachusetts time, LC Issuer will issue such Letter of Credit on the same Business Day at LC Issuer's office in
Boston, Massachusetts.   If the LC Conditions are met as described in Section
2.8 on any Business Day on or after 11:00 a.m., Boston, Massachusetts time, LC Issuer will issue such Letter of Credit on the next succeeding Business Day at LC Issuer's office in Boston, Massachusetts. If any provisions of any LC Application conflict with any provisions of this Agreement, the provisions of this Agreement shall govern and control.

      Section 2.10.  Reimbursement and Participations.

     (a) Reimbursement by Borrower. Each Matured LC Obligation shall constitute a loan by LC Issuer to Borrower. Borrower promises to pay to LC Issuer, or to LC Issuer's order, on demand, the full amount of each Matured LC Obligation, together with interest thereon (i) at the Base Rate to and including the second Business Day after the Matured LC Obligation is incurred and (ii) at the Default Rate on each day thereafter.

     (b) Letter of Credit Advances. If the beneficiary of any Letter of Credit makes a draft or other demand for payment thereunder then Borrower may, during the interval between the making thereof and the honoring thereof by LC Issuer, request Revolver Lenders to make Revolver Loans to Borrower in the amount of such draft or demand, which Revolver Loans shall be made concurrently with LC Issuer's payment of such draft or demand and shall be immediately used by LC Issuer to repay the amount of the resulting Matured LC Obligation. Such a request by Borrower shall be made in compliance with all of the provisions hereof, provided that for the purposes of the first sentence of Section 2.1(a), the amount of such Revolver Loans shall be considered, but the amount of the Matured LC Obligation to be concurrently paid by such Revolver Loans shall not be considered.

     (c) Participation by Revolver Lenders. LC Issuer irrevocably agrees to grant and hereby grants to each Revolver Lender, and -- to induce LC Issuer to issue Letters of Credit hereunder -- each Revolver Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from LC Issuer, on the terms and conditions hereinafter stated and for such Revolver Lender's own account and risk an undivided interest equal to such Revolver Lender's Revolver Percentage Share of LC Issuer's obligations and rights under each Letter of Credit issued hereunder and the amount of each Matured LC Obligation paid by LC Issuer thereunder. Each Revolver Lender unconditionally and irrevocably agrees with LC Issuer that, if a Matured LC Obligation is paid under any Letter of Credit for which LC Issuer is not reimbursed in full by Borrower in accordance with the terms of this Agreement and the related LC Application (including any reimbursement by means of concurrent Loans or by the application of LC Collateral), such Revolver Lender shall (in all circumstances and without set-off or counterclaim) pay to LC Issuer on demand, in immediately available funds at LC Issuer's address for notices hereunder, such Lender's Revolver Percentage Share of such Matured LC Obligation (or any portion thereof which has not been reimbursed by Borrower). Each Revolver Lender's obligation to pay LC Issuer pursuant to the terms of this subsection is irrevocable and unconditional. If any amount required to be paid by any Revolver Lender to LC Issuer pursuant to this subsection is paid by such Revolver Lender to LC Issuer within three Business Days after the date such payment is due, LC Issuer shall in addition to such amount be entitled to recover from such Revolver Lender, on demand, interest thereon calculated from such due date at the Federal Funds Rate. If any amount required to be paid by any Revolver Lender to LC Issuer pursuant to this subsection is not paid by such Revolver Lender to LC Issuer within three Business Days after the date such payment is due, LC Issuer shall in addition to such amount be entitled to recover from such Revolver Lender, on demand, interest thereon calculated from such due date at the Base Rate.

     (d) Distributions to Participants. Whenever LC Issuer has in accordance with this section received from any Revolver Lender payment of such Lender's Revolver Percentage Share of any Matured LC Obligation, if LC Issuer thereafter receives any payment of such Matured LC Obligation or any payment of interest thereon (whether directly from Borrower or by application of LC Collateral or otherwise, and excluding only interest for any period prior to LC Issuer's demand that such Revolver Lender make such payment of its Revolver Percentage Share), LC Issuer will distribute to such Lender its Revolver Percentage Share of the amounts so received by LC Issuer; provided, however, that if any such payment received by LC Issuer must thereafter be returned by LC Issuer, such Revolver Lender shall return to LC Issuer the portion thereof which LC Issuer has previously distributed to it.

     (e) Calculations. A written advice setting forth in reasonable detail the amounts owing under this section, submitted by LC Issuer to Borrower or any Revolver Lender from time to time, shall be conclusive, absent manifest error, as to the amounts thereof.

      Section 2.11. Letter of Credit Fees. In consideration of LC Issuer's issuance of any Letter of Credit, Borrower agrees to pay (i) to Administrative Agent for the account of each Revolver Lender in proportion to its Revolver Percentage Share, a letter of credit fee equal to the Letter of Credit Fee Rate applicable each day times the face amount of such Letter of Credit and (ii) to such LC Issuer for its own account, a letter of credit fronting fee at a rate equal to one-eighth percent (.125%) per annum times the face amount of such Letter of Credit. Each such fee will be calculated on the face amount of each Letter of Credit outstanding on each day at the above applicable rates and will be payable quarterly in arrears. In addition, Borrower will pay to LC Issuer a minimum administrative issuance fee and such other fees and charges customarily charged by the LC Issuer in respect of any issuance, amendment or negotiation of any Letter of Credit in accordance with the LC Issuer's published schedule of such charges effective as of the date of such amendment or negotiation.

      Section 2.12.  No Duty to Inquire.

     (a) Drafts and Demands. LC Issuer is authorized and instructed to accept and pay drafts and demands for payment under any Letter of Credit without requiring, and without responsibility for, any determination as to the existence of any event giving rise to said draft, either at the time of acceptance or payment or thereafter. LC Issuer is under no duty to determine the proper identity of anyone presenting such a draft or making such a demand (whether by tested telex or otherwise) as the officer, representative or agent of any beneficiary under any Letter of Credit, and payment by LC Issuer to any such beneficiary when requested by any such purported officer, representative or agent is hereby authorized and approved. Borrower releases each Lender Party from, and agrees to hold each Lender Party harmless and indemnified against, any liability or claim in connection with or arising out of the subject matter of this section, WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY LENDER PARTY, provided only that no Lender Party shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

     (b) Extension of Maturity. If the maturity of any Letter of Credit is extended by its terms or by Law or governmental action, if any extension of the maturity or time for presentation of drafts or any other modification of the terms of any Letter of Credit is made at the request of Borrower, or if the amount of any Letter of Credit is increased at the request of Borrower, this Agreement shall be binding upon all Restricted Persons with respect to such Letter of Credit as so extended, increased or otherwise modified, with respect to drafts and property covered thereby, and with respect to any action taken by LC Issuer, LC Issuer's correspondents, or any Lender Party in accordance with such extension, increase or other modification.

     (c) Transferees of Letters of Credit. If any Letter of Credit provides that it is transferable, LC Issuer shall have no duty to determine the proper identity of anyone appearing as transferee of such Letter of Credit, nor shall LC Issuer be charged with responsibility of any nature or character for the validity or correctness of any transfer or successive transfers, and payment by LC Issuer to any purported transferee or transferees as determined by LC Issuer is hereby authorized and approved, and Borrower releases each Lender Party from, and agrees to hold each Lender Party harmless and indemnified against, any liability or claim in connection with or arising out of the foregoing, WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY LENDER PARTY, provided only that no Lender Party shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

      Section 2.13.  LC Collateral.

     (a) LC Obligations in Excess of Revolver Commitment. If, after the making of all mandatory prepayments required under Section 2.7, the outstanding LC Obligations will exceed the Revolver Commitment, then in addition to prepayment of the entire principal balance of the Revolver Loans Borrower will immediately pay to LC Issuer an amount equal to such excess. LC Issuer will hold such amount as collateral security for the remaining LC Obligations (all such amounts held as collateral security for LC Obligations being herein collectively called "LC Collateral") and the Revolver Loans, and such collateral may be applied from time to time to pay Matured LC Obligations. Neither this subsection nor the following subsection shall, however, limit or impair any rights which LC Issuer may have under any other document or agreement relating to any Letter of Credit, LC Collateral or LC Obligation, including any LC Application, or any rights which any Lender Party may have to otherwise apply any payments by Borrower and any LC Collateral under Section 3.1.

     (b) Acceleration of LC Obligations. If the Obligations or any part thereof become immediately due and payable pursuant to Section 8.1 then, unless all Revolver Lenders otherwise specifically elect to the contrary (which election may thereafter be retracted by any Revolver Lender at any time), all LC Obligations shall become immediately due and payable without regard to whether or not actual drawings or payments on the Letters of Credit have occurred, and Borrower shall be obligated to pay to LC Issuer immediately an amount equal to the aggregate LC Obligations which are then outstanding to be held as LC Collateral.

     (c) Investment of LC Collateral. Pending application thereof, all LC Collateral shall be invested by LC Issuer in such Cash Equivalents as LC Issuer may choose in its sole discretion. All interest on (and other proceeds of) such Investments shall be reinvested or applied to Matured LC Obligations or the Revolver Loans which are due and payable. When all Obligations have been satisfied in full, including all LC Obligations, all Letters of Credit have expired or been terminated, and all of Borrower's reimbursement obligations in connection therewith have been satisfied in full, LC Issuer shall release any remaining LC Collateral. Borrower hereby assigns and grants to LC Issuer for the benefit of Revolver Lenders a continuing security interest in all LC Collateral paid by it to LC Issuer, all Investments purchased with such LC Collateral, and all proceeds thereof to secure its Matured LC Obligations and its Obligations under this Agreement, each Note, and the other Loan Documents, and Borrower agrees that such LC Collateral, Investments and proceeds shall be subject to all of the terms and conditions of the Security Documents. Borrower further agrees that LC Issuer shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of New York with respect to such security interest and that an Event of Default under this Agreement shall constitute a default for purposes of such security interest.

     (d) Payment of LC Collateral. When Borrower is required to provide LC Collateral for any reason and fails to do so on the day when required, LC Issuer or Administrative Agent may without prior notice to Borrower or any other Restricted Person provide such LC Collateral (whether by application of proceeds of other Collateral, by transfers from other accounts maintained with LC Issuer, or otherwise) using any available funds of Borrower or any other Person also liable to make such payments, and LC Issuer or Administrative Agent will give notice thereof to Borrower promptly after such application or transfer. Any such amounts which are required to be provided as LC Collateral and which are not provided on the date required shall, for purposes of each Security Document, be considered past due Obligations owing hereunder, and LC Issuer is hereby authorized to exercise its respective rights under each Security Document to obtain such amounts.

     Section 2.14. Hedging Contracts. All Hedging Contracts permitted hereunder entered into with any one or more Lenders or their Affiliates shall be deemed to be Obligations and be secured by all Collateral; subject, however, to the provisions of Section 3.9 hereof.


                       ARTICLE III - Payments to Lenders

      Section 3.1. General Procedures. Borrower will make each payment which it owes under the Loan Documents to Administrative Agent for the account of the Lender Party to whom such payment is owed in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Each such payment must be received by Administrative Agent not later than noon, Boston, Massachusetts time, on the date such payment becomes due and payable. Any payment received by Administrative Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of Administrative Agent's Note. When Administrative Agent collects or receives money on account of the Obligations, other than as provided in Section 3.9, Administrative Agent shall distribute all money so collected or received, and each Lender Party shall apply all such money so distributed, as follows:

          (a) first, for the payment of all Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Administrative Agent under Section 6.9 or 10.4 and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Lender Parties shall otherwise agree);

          (b) then for the prepayment of amounts owing under the Loan Documents (other than principal on the Notes) if so specified by Borrower;

          (c) then for the prepayment of principal on the Notes, together with accrued and unpaid interest on the principal so prepaid; and

          (d) last, for the payment or prepayment of any other Obligations.

All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Sections 2.6 and 2.7. All distributions of amounts described in any of subsections (b), (c) or (d) above shall be made by Administrative Agent pro rata to each Lender Party then owed Obligations described in such subsection in proportion to all amounts owed to all Lender Parties which are described in such subsection; provided that if any Lender then owes payments to LC Issuer for the purchase of a participation under Section 2.13(c) or to Administrative Agent under Section 9.4, any amounts otherwise distributable under this section to such Lender shall be deemed to belong to LC Issuer, or Administrative Agent, respectively, to the extent of such unpaid payments, and Administrative Agent shall apply such amounts to make such unpaid payments rather than distribute such amounts to such Lender.

      Section 3.2. Capital Reimbursement. If either (a) the introduction or implementation of or the compliance with or any change in or in the interpretation of any Law, or (b) the introduction or implementation of or the compliance with any request, directive or guideline from any central bank or other governmental authority (whether or not having the force of Law) affects or would affect the amount of capital required or expected to be maintained by any Lender Party or any corporation controlling any Lender Party, then, within five Business Days after demand by such Lender Party, Borrower will pay to Administrative Agent for the benefit of such Lender Party, from time to time as specified by such Lender Party, such additional amount or amounts which such Lender Party shall determine to be appropriate to compensate such Lender Party or any corporation controlling such Lender Party in light of such circumstances, to the extent that such Lender Party reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the existence of the face amount of such Lender Party's Loans, Letters of Credit, participations in Letters of Credit or commitments under this Agreement.

      Section 3.3. Increased Cost of LIBOR Loans or Letters of Credit. If any applicable Law (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of Law):

          (a) shall change the basis of taxation of payments to any Lender Party of any principal, interest, or other amounts attributable to any LIBOR Loan or Letter of Credit or otherwise due under this Agreement in respect of any LIBOR Loan or Letter of Credit (other than taxes imposed on, or measured by, the overall net income of such Lender Party or any Applicable Lending Office of such Lender Party by any jurisdiction in which such Lender Party or any such Applicable Lending Office is located); or

          (b) shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any LIBOR Loan or any Letter of Credit (excluding those for which such Lender Party is fully compensated pursuant to adjustments made in the definition of LIBOR Rate) or against assets of, deposits with or for the account of, or credit extended by, such Lender Party; or

          (c) shall impose on any Lender Party or the interbank eurocurrency deposit market any other condition affecting any LIBOR Loan or Letter of Credit, the result of which is to increase the cost to any Lender Party of funding or maintaining any LIBOR

     Loan or of issuing any Letter of Credit or to reduce the amount of any sum receivable by any Lender Party in respect of any LIBOR Loan or Letter of Credit by an amount deemed by such Lender Party to be material, then such Lender Party shall promptly notify Administrative Agent and Borrower in writing of the happening of such event and of the amount required to compensate such Lender Party for such event (on an after-tax basis, taking into account any taxes on such compensation), whereupon (i) Borrower shall, within five Business Days after demand therefor by such Lender Party, pay such amount to Administrative Agent for the account of such Lender Party and (ii) Borrower may elect, by giving to Administrative Agent and such Lender Party not less than three Business Days' notice, to Convert all (but not less than all) of any such LIBOR Loans into Base Rate Loans.

      Section 3.4. Notice; Change of Applicable Lending Office. A Lender Party shall notify Borrower of any event occurring after the date of this Agreement that will entitle such Lender Party to compensation under Section 3.2, 3.3 or
3.5 hereof as promptly as practicable, but in any event within 90 days, after such Lender Party obtains actual knowledge thereof; provided, that (i) if such Lender Party fails to give such notice within 90 days after it obtains actual knowledge of such an event, such Lender Party shall, with respect to compensation payable pursuant to Section 3.2, 3.3 or 3.5 in respect of any costs resulting from such event, only be entitled to payment under Section 3.2, 3.3 or
3.5 hereof for costs incurred from and after the date 90 days prior to the date that such Lender Party does give such notice and (ii) such Lender Party will designate a different Applicable Lending Office for the Loans affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender Party, be disadvantageous to such Lender Party, except that such Lender Party shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender Party will furnish to Borrower a certificate setting forth the basis and amount of each request by such Lender Party for compensation under Section 3.2, 3.3, or 3.5 hereof.

      Section 3.5. Availability. If (a) any change in applicable Laws, or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for any Lender Party to fund or maintain LIBOR Loans or to issue or participate in Letters of Credit, or shall materially restrict the authority of any Lender Party to purchase or take offshore deposits of dollars (i.e., "eurodollars"), or
(b) any Lender Party determines that matching deposits appropriate to fund or maintain any LIBOR Loan are not available to it, or (c) any Lender Party determines that the formula for calculating the LIBOR Rate does not fairly reflect the cost to such Lender Party of making or maintaining loans based on such rate, then, upon notice by such Lender Party to Borrower and Administrative Agent, Borrower's right to elect LIBOR Loans from such Lender Party (or, if applicable, to obtain Letters of Credit) shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all LIBOR Loans of such Lender Party which are then outstanding or are then the subject of any Borrowing Notice and which cannot lawfully or practicably be maintained or funded shall immediately become or remain, or shall be funded as, Base Rate Loans of such Lender Party. Borrower agrees to indemnify each Lender Party and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in Law, interpretation or administration. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

      Section 3.6. Funding Losses. In addition to its other obligations hereunder, Borrower will indemnify each Lender Party against, and reimburse each Lender Party on demand for, any loss or expense incurred or sustained by such Lender Party (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Lender Party to fund or maintain LIBOR Loans), as a result of (a) any payment or prepayment (whether or not authorized or required hereunder) of all or a portion of a LIBOR Loan on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether or not required hereunder, of a Loan made after the delivery, but before the effective date, of a Continuation/Conversion Notice, if such payment or prepayment prevents such Continuation/Conversion Notice from becoming fully effective, (c) the failure of any Loan to be made or of any Continuation/Conversion Notice to become effective due to any condition precedent not being satisfied or due to any other action or inaction of any Restricted Person, or (d) any Conversion (whether or not authorized or required hereunder) of all or any portion of any LIBOR Loan into a Base Rate Loan or into a different LIBOR Loan on a day other than the day on which the applicable Interest Period ends. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

      Section 3.7.  Reimbursable Taxes.  Borrower covenants and agrees that:

          (a) Borrower will indemnify each Lender Party against and reimburse each Lender Party for all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of this Agreement or any LIBOR Loans or Letters of Credit (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on or measured by the overall net income of Administrative Agent or such Lender Party or any Applicable Lending Office of such Lender Party by any jurisdiction in which such Lender Party or any such Applicable Lending Office is located (all such non-excluded taxes, levies, costs and charges being collectively called "Reimbursable Taxes" in this section). Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

          (b) All payments on account of the principal of, and interest on, each Lender Party's Loans and Note, and all other amounts payable by Borrower to any Lender Party hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of Borrower. In the event of Borrower being compelled by Law to make any such deduction or withholding from any payment to any Lender Party, Borrower shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by such Lender Party after such deduction or withholding to equal the amount which would have been receivable in the absence of such deduction or withholding. If Borrower should make any deduction or withholding as aforesaid, Borrower shall within 60 days thereafter forward to such Lender Party an official receipt or other official document evidencing payment of such deduction or withholding.

          (c) If Borrower is ever required to pay any Reimbursable Tax with respect to any LIBOR Loan, Borrower may elect, by giving to Administrative Agent and such Lender Party not less than three Business Days' notice, to Convert all (but not less than all) of any such LIBOR Loan into a Base Rate Loan, but such election shall not diminish Borrower's obligation to pay all Reimbursable Taxes.

          (d) Notwithstanding the foregoing provisions of this section, Borrower shall be entitled, to the extent it is required to do so by Law, to deduct or withhold (and not to make any indemnification or reimbursement for) income or other similar taxes imposed by the United States of America (other than any portion thereof attributable to a change in federal income tax Laws effected after the date hereof) from interest, fees or other amounts payable hereunder for the account of any Lender Party, other than a Lender Party (i) who is a U.S. person for Federal income tax purposes or
     (ii) who has the Prescribed Forms on file with Administrative Agent (with copies provided to Borrower) for the applicable year to the extent deduction or withholding of such taxes is not required as a result of the filing of such Prescribed Forms, provided that if Borrower shall so deduct or withhold any such taxes, it shall provide a statement to Administrative Agent and such Lender Party, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Lender Party may reasonably request for assisting such Lender Party to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Lender Party is subject to tax. As used in this section, "Prescribed Forms" means such duly executed forms or statements, and in such number of copies, which may, from time to time, be prescribed by Law and which, pursuant to applicable provisions of (x) an income tax treaty between the United States and the country of residence of the Lender Party providing the forms or statements, (y) the Code, or (z) any applicable rules or regulations thereunder, permit Borrower to make payments hereunder for the account of such Lender Party free of such deduction or withholding of income or similar taxes.

     Section 3.8. Replacement of Lenders. If any Lender Party seeks reimbursement for increased costs under Sections 3.2 through 3.7, then within ninety days thereafter -- provided no Event of Default then exists -- Borrower shall have the right (unless such Lender Party withdraws its request for additional compensation) to replace such Lender Party by requiring such Lender Party to assign its Loans and Notes and its commitments hereunder to an Eligible Transferee reasonably acceptable to Administrative Agent and to Borrower, provided that: (i) all Obligations of Borrower owing to such Lender Party being replaced (including such increased costs, but excluding principal and accrued interest on the Notes being assigned) shall be paid in full to such Lender Party concurrently with such assignment, and (ii) the replacement Eligible Transferee shall purchase the Note being assigned by paying to such Lender Party a price equal to the principal amount thereof plus accrued and unpaid interest and accrued and unpaid commitment fees thereon. In connection with any such assignment Borrower, Administrative Agent, such Lender Party and the replacement Eligible Transferee shall otherwise comply with Section 10.5. Notwithstanding the foregoing rights of Borrower under this section, however, Borrower may not replace any Lender Party which seeks reimbursement for increased costs under
Section 3.2 through 3.7 unless Borrower is at the same time replacing all Lender Parties which are then seeking such compensation.

     Section 3.9. Application of Proceeds After Acceleration. If any Event of Default shall have occurred and be continuing, and if the Obligations have become due and payable, all cash collateral held by Administrative Agent under this Agreement and the proceeds of any sale, disposition, or other realization by Administrative Agent upon the Collateral (or any portion thereof) pursuant to the Security Documents, shall be distributed in whole or in part by Administrative Agent in the following order of priority, unless otherwise directed by all of the Lenders:

     First, to the Administrative Agent, in an amount equal to all reimbursements to Administrative Agent due and payable as of the date of such distribution;

     Second, to the Lenders, ratably, in an amount equal to all accrued and unpaid interest and fees owing to the Lenders under this Agreement due and payable as of the date of such distribution; provided, however, that in case such proceeds shall be insufficient to pay in full all such Obligations, then to the payment thereof to the Lenders, ratably, in proportion to its percentage of the sum of the aggregate amounts of all such Obligations;

     Third, to the Lenders, ratably, in an amount equal to all Loans plus LC Obligations; provided, however, that in the case such proceeds shall be insufficient to pay in full all such Obligations, then to the payment thereof to the Lenders, ratably, in proportion to its percentage of the sum of the aggregate amounts of all such Obligations;

     Fourth, to the Lenders, ratably, in an amount equal to all amounts owing to the Lenders under all Obligations with respect to Hedging Contracts between any Restricted Person and any Lender or an Affiliate; provided, however, that in case such proceeds shall be insufficient to pay in full all such Obligations, then to the payment thereof to the Lenders, ratably, in proportion to its percentage of the sum of the aggregate amounts of all such Obligations;

     Fifth, to the Lenders in an amount equal to all other Obligations; provided, however, that in the case such proceeds shall be insufficient to pay in full such Obligations, then to the payment thereof to the Lenders, ratably, in proportion to its percentage of the sum of the aggregate amounts of all such Obligations; and

     Sixth, to the extent of any surplus, to the Restricted Persons as their respective interests may appear, except as may be provided otherwise by law;

it being understood that the Restricted Persons shall remain liable to the extent of any deficiency between the amount of proceeds of the Collateral and the aggregate sums referred to in clauses First through Fifth above.


                   ARTICLE IV - Conditions Precedent to Lending

      Section 4.1. Documents to be Delivered. No Lender has any obligation to make its first Loan (including but not limited to the Scurlock Permian Advance), and LC Issuer has no obligation to issue the first Letter of Credit unless Administrative Agent shall have received all of the following, at Administrative Agent's office in Boston, Massachusetts, duly executed and delivered and in form, substance and date satisfactory to Administrative Agent:

          (a) This Agreement and any other documents that Lenders are to execute in connection herewith.

          (b)  Each Note.

          (c) Each Security Document listed in the Security Schedule.

          (d) Certain certificates including:

               (i) An "Omnibus Certificate" of the secretary and of the executive vice president of General Partner, which shall contain the names and signatures of the officers of General Partner authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the Board of Directors of General Partner and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the certificate of limited partnership of Borrower and all amendments thereto, certified by the appropriate official of Borrower's state of organization, and
          (3) a copy of the agreement of limited partnership of Borrower; and

               (ii) A certificate of the president and of the chief financial officer of General Partner, regarding satisfaction of Section 4.2 and, without duplication, Section 4.4.

          (e) A certificate (or certificates) of the due formation, valid existence and good standing of each Restricted Person in its respective state of organization, issued by the appropriate authorities of such jurisdiction, and certificates of each Restricted Person's good standing and due qualification to do business, issued by appropriate officials in any states in which such Restricted Person owns property subject to Security Documents.

          (f) Documents similar to those specified in subsections (d)(i) of this section with respect to each other Restricted Person and the execution by it of each Loan Document to which it is a party.

          (g) A favorable opinion of Michael Patterson, Esq., General Counsel for Restricted Persons, substantially in the form set forth in Exhibit E-1, Fulbright & Jaworski L.L.P., special counsel to Restricted Persons, substantially in the form set forth in Exhibit E-2, and local counsel for Administrative Agent for the states of Louisiana, Mississippi, and Illinois satisfactory to Administrative Agent.

          (h) The Initial Financial Statements (including for purposes of this
     Section 4.1 the additional financial statements described in part (b) of the definition of Initial Financial Statements other than the financial statements in respect of the Chevron Acquisition dated as of March 31,
     1999) and such other documents as Administrative Agent may require in its sole and absolute discretion with respect to (i) assumptions made in the Initial Financial Statements and (ii) deviations contained in the Initial Financial Statements as compared to audited financial statements for the last three Fiscal Years of Scurlock Permian.

          (i) Copies of such permits and approvals regarding the property and business of Restricted Persons as Administrative Agent may request.

          (j) Certificates or binders evidencing Restricted Persons' insurance in effect on the date hereof and a certificate signed by the chief executive officer or president of General Partner in form and detail acceptable to Administrative Agent confirming that such insurance is customary for the businesses conducted by Restricted Persons and is in compliance with the requirements of this Agreement.

          (k) Payment of all commitment, facility, agency and other fees required to be paid to any Lender pursuant to any Loan Documents or any commitment agreement heretofore entered into.

      Section 4.2. Additional Conditions to Initial Credit. No Lender has any obligation to make its first Loan (including but not limited to the Scurlock Permian Advance), and LC Issuer has no obligation to issue the first Letter of Credit unless, prior to or contemporaneously with the initial Loan or initial Letter of Credit issuance hereunder, the following conditions precedent have been satisfied:

          (a) Borrower shall have received an aggregate capital contribution of cash from Marketing equal to or greater than $50,000,000.

          (b) Administrative Agent shall have received copies of all environmental evaluations, reports or reviews related to the properties of the Restricted Persons conducted in connection with the Scurlock Permian Acquisition, together with a favorable report of Pilko & Associates, Inc. regarding their evaluation of the scope and conclusions of such evaluations, reports or reviews.

          (c) The Scurlock Permian Acquisition and all of the transactions contemplated under the Scurlock Permian Acquisition Documents shall have been consummated, in compliance with the terms and conditions thereof and all representations and warranties made by any party to the Scurlock Permian Acquisition Documents shall be true and correct.

          (d) After giving effect to each of the transactions under the Scurlock Permian Acquisition Documents, all representations and warranties made by any Restricted Person in any Loan Document shall be true on and as of the date of the Scurlock Permian Advance as if such representations and warranties had been made as of the date thereof.

      Section 4.3. Conditions Precedent with respect to the Chevron Advance. No Lender has any obligation to make the Chevron Advance unless, prior to or contemporaneously with the Chevron Advance, the following conditions precedent have been satisfied:

          (a) Administrative Agent shall have received, duly executed and delivered and in form, substance and date satisfactory to Administrative
     Agent:

               (i) Certain certificates including (A) an "Omnibus Certificate" of the secretary and of the executive vice president of General Partner, which shall contain the names and signatures of the officers of General Partner authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the Board of Directors of General Partner and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the certificate of limited partnership of Borrower and all amendments thereto, certified by the appropriate official of Borrower's state of organization (or confirmation that no amendments thereto have been made since the date of the Scurlock Permian advance), and (3) a copy of the agreement of limited partnership of Borrower (or confirmation that no amendments thereto have been made since the date of the Scurlock Permian advance); and (B) a certificate of the president and of the chief financial officer of General Partner, regarding satisfaction of Section 4.2 and, without duplication, Section 4.4.

               (ii) Documents similar to those specified in subsections (a)(i) of this section with respect to each other Restricted Person and the execution by it of each Loan Document to which it is a party.

               (iii) A favorable opinion of Michael Patterson, Esq., General Counsel for Restricted Persons, Fulbright & Jaworski L.L.P., special counsel to Restricted Persons, and local counsel satisfactory to Administrative Agent.

               (iv) copies of such permits and approvals regarding the property and business of Restricted Persons as Administrative Agent may request.

               (v) certificates or binders evidencing Restricted Persons' insurance in effect on the date thereof and a certificate signed by the chief executive officer or president of General Partner in form and detail acceptable to Administrative Agent confirming that such insurance is customary for the businesses conducted by Restricted Persons and is in compliance with the requirements of this Agreement.

               (vi) copies of all environmental evaluations, reports or reviews related to the properties of the Restricted Persons conducted in connection with the Chevron Acquisition, together with a favorable report of Pilko & Associates, Inc.

          regarding their evaluation of the scope and conclusions of such evaluations, reports or reviews.

               (vii)  all documents of the type described in Section 6.14 and
          6.15 encumbering the assets conveyed pursuant to the Chevron Acquisition Documents in form and substance satisfactory to Administrative Agent.

               (viii) a certificate of the president and of the chief financial officer of General Partner, regarding satisfaction of this
          Section 4.3.

               (ix) all other documents relating to the Chevron Acquisition as Administrative Agent may require in its sole and absolute discretion.

          (b) The Chevron Acquisition and all of the transactions contemplated under the Chevron Acquisition Documents shall have been consummated, in compliance with the terms and conditions thereof pursuant to which Borrower shall own all assets to be acquired pursuant thereto, and all representations and warranties made by any party to the Chevron Acquisition Documents shall be true and correct.

          (c) After giving effect to each of the transactions under the Chevron Acquisition Documents, all representations and warranties made by any Restricted Person in any Loan Document shall be true on and as of the date of the Chevron Advance as if such representations and warranties had been made as of the date thereof.

          (d) Lenders shall have received and approved (i) the unaudited financial statements with respect to the assets and operations to be acquired by Borrower pursuant to the Chevron Acquisition in form and substance and as of a recent date satisfactory to Majority Lenders ("Updated Chevron Financial Statements") to the extent not delivered on or prior to the date of the Chevron Advance.

          (e) No Material Adverse Change shall have occurred from the financial condition and results of operation reflected in the Chevron Pro Forma Financial Statements to either (i) the financial condition and results of operation reflected in the Updated Chevron Financial Statements or (ii) the financial condition and results of operation as of the date of the Chevron Advance with respect to assets and operations to be acquired pursuant to the Chevron Acquisition.

          (f) No Material Adverse Change shall have occurred to Borrower's Consolidated financial condition or result of operations as of the date of the Chevron Advance from the pro forma Consolidated financial statements of Borrower (including the Scurlock Acquisition and the Chevron Acquisition) as of December 31, 1998.

          (g) Each condition precedent set forth in Section 4.4 has been satisfied as of the date thereof and after giving effect thereto.

      Section 4.4. Additional Conditions Precedent. No Lender has any obligation to make any Loan (including its first), and LC Issuer has no obligation to issue any Letter of Credit (including its first), unless the following conditions precedent have been satisfied:

          (a) All representations and warranties made by any Restricted Person in any Loan Document shall be true on and as of the date of such Loan or the date of issuance of such Letter of Credit as if such representations and warranties had been made as of the date of such Loan or the date of issuance of such Letter of Credit except to the extent that such representation or warranty was made as of a specific date or updated, modified or supplemented as of a subsequent date with the consent of Majority Lenders.

          (b) No Default shall exist at the date of such Loan or the date of issuance of such Letter of Credit.

          (c) No Material Adverse Change shall have occurred to, and no event or circumstance shall have occurred that could cause a Material Adverse Change to, Borrower's Consolidated financial condition or businesses since the date of the Initial Financial Statements.

          (d) Each Restricted Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Loan or the date of issuance of such Letter of Credit.

          (e) The making of such Loan or the issuance of such Letter of Credit shall not be prohibited by any Law and shall not subject any Lender or any LC Issuer to any penalty or other onerous condition under or pursuant to any such Law.

          (f) Administrative Agent shall have received all documents and instruments which Administrative Agent has then requested, in addition to those described in Section 4.1 (including opinions of legal counsel for Restricted Persons and Administrative Agent; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower and other Persons), as to
     (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in this Agreement and the other Loan Documents, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Administrative Agent in form, substance and date.

                   ARTICLE V - Representations and Warranties

     To confirm each Lender's understanding concerning Restricted Persons and Restricted Persons' businesses, properties and obligations and to induce each Lender to enter into this

Agreement and to extend credit hereunder, Borrower represents and warrants to each Lender that:

      Section 5.1. No Default. No Restricted Person is in default in the performance of any of the covenants and agreements contained in any Loan Document. No event has occurred and is continuing which constitutes a Default.

      Section 5.2. Organization and Good Standing. Each Restricted Person is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby.
Each Restricted Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary except where the failure to so qualify would not cause a Material Adverse Change. Each Restricted Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures necessary except where the failure to so qualify would not cause a Material Adverse Change.

      Section 5.3. Authorization. Each Restricted Person has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

      Section 5.4. No Conflicts or Consents. The execution and delivery by the various Restricted Persons of the Loan Documents and Acquisition Documents to which each is a party, the performance by each of its obligations under such Loan Documents and Acquisition Documents, and the consummation of the transactions contemplated by the various Loan Documents and various Acquisition Documents, do not and will not (i) conflict with any provision of (1) any Law,
(2) the organizational documents of any Restricted Person or any of its Affiliates, or (3) any agreement, judgment, license, order or permit applicable to or binding upon any Restricted Person or any of its Affiliates, (ii) result in the acceleration of any Indebtedness owed by any Restricted Person or any of its Affiliates, or (iii) result in or require the creation of any Lien upon any assets or properties of any Restricted Person or any of its Affiliates except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents or the Acquisition Documents, no consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required in connection with the execution, delivery or performance by any Restricted Person of any Loan Document or Acquisition Document or to consummate any transactions contemplated by the Loan Documents and the Acquisition Documents.

      Section 5.5. Enforceable Obligations. This Agreement is, and the other Loan Documents and the Acquisition Documents when duly executed and delivered will be, legal, valid and binding obligations of each Restricted Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights.

      Section 5.6. Initial Financial Statements. Borrower has heretofore delivered to each Lender true, correct and complete copies of the Initial Financial Statements. The Initial Financial Statements other than pro forma financial statements fairly present Borrower's Consolidated financial position at the date thereof and the Consolidated results of Borrower's operations and Consolidated cash flows for the period thereof. The pro forma Initial Financial Statements fairly present Borrower's pro forma Consolidated financial position at the date thereof and the pro forma Consolidated results of Borrower's operations and Consolidated cash flows for the period thereof. Since the date of the annual Initial Financial Statements no Material Adverse Change has occurred, except as reflected in the Disclosure Schedule. All Initial Financial Statements other than pro forma financial statements were prepared in accordance with GAAP. All Initial Financial Statements that are pro forma financial statements were prepared in accordance with GAAP with such adjustments as would be appropriate for reporting pro forma financial statements under GAAP and regulations of the Securities and Exchange Commission and as have been accepted by Administrative Agent.

      Section 5.7. Other Obligations and Restrictions. No Restricted Person has any outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which are, in the aggregate, material to Borrower or material with respect to Borrower's Consolidated financial condition and not shown in the Initial Financial Statements or disclosed in the Disclosure Schedule. Except as shown in the Initial Financial Statements or disclosed in the Disclosure Schedule, no Restricted Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which could cause a Material Adverse Change.

      Section 5.8. Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by any Restricted Person to any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading as of the date made or deemed made. All written information furnished after the date hereof by or on behalf of any Restricted Person to Administrative Agent or any Lender Party in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. There is no fact known to any Restricted Person that has not been disclosed to each Lender in writing which could cause a Material Adverse Change.

      Section 5.9. Litigation. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule: (i) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Restricted Person threatened, against any Restricted Person before any Tribunal which could cause a Material Adverse Change, and (ii) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against any Restricted Person or any Restricted Person's stockholders, partners, directors or officers which could cause a Material Adverse Change.

      Section 5.10. Labor Disputes and Acts of God. Except as disclosed in the Disclosure Schedule, neither the business nor the properties of any Restricted Person has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could cause a Material Adverse Change.

      Section 5.11. ERISA Plans and Liabilities. All currently existing ERISA Plans are listed in the Disclosure Schedule. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule, no Termination Event has occurred with respect to any ERISA Plan and all ERISA Affiliates are in compliance with ERISA in all material respects. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Except as set forth in the Disclosure Schedule: (i) no "accumulated funding deficiency" (as defined in Section 412(a) of the Code) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (ii) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $500,000.

      Section 5.12. Compliance with Laws. Except as set forth in the Disclosure Schedule, each Restricted Person is conducting its businesses in compliance with all applicable Laws, including Environmental Laws, and has all permits, licenses and authorizations required in connection with the conduct of its businesses, except to the extent failure to have any such permit, license or authorization could not cause a Material Adverse Change. Each Restricted Person is in compliance with the terms and conditions of all such permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Law, including applicable Environmental Law, or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply could not cause a Material Adverse Change. Without limiting the foregoing, each Restricted Person (i) has filed and maintained all tariffs applicable to its business with each applicable commission, (ii) and all such tariffs are in compliance with all Laws administered or promulgated by each applicable commission and (iii) has imposed charges on its customers in compliance with such tariffs, all contracts applicable to its business and all applicable Laws. As used herein, "commission" includes the Federal Energy Regulatory Commission, the Public Utility Commission of the State of California and each other federal, state or local governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any Restricted Person or its properties.

      Section 5.13. Environmental Laws. As used in this section: "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System List of the Environmental Protection Agency, and "Release" has the meaning given such term in 42 U.S.C. (S) 9601(22). Without limiting the provisions of
Section 5.12, and except as set forth in the Disclosure Schedule:

     (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed, and no investigation or review is pending or threatened by any Tribunal or any other Person with respect to any of the following which in the aggregate could cause a Material Adverse Change: (i) any alleged generation, treatment, storage, recycling, transportation, disposal, or Release of any Hazardous Materials, either by any Restricted Person or on any property owned by any Restricted Person, (ii) any remedial action which might be needed to respond to any such alleged generation, treatment, storage, recycling, transportation, disposal, or Release, or (iii) any alleged failure by any Restricted Person to have any permit, license or authorization required in connection with the conduct of its business or with respect to any such generation, treatment, storage, recycling, transportation, disposal, or Release.

     (b) No Restricted Person otherwise has any known material contingent liability in connection with any alleged generation, treatment, storage, recycling, transportation, disposal, or Release of any Hazardous Materials.

     (c) No Restricted Person has handled any Hazardous Materials, other than as a generator, on any properties now or previously owned or leased by any Restricted Person to an extent that such handling has caused, or could cause, a Material Adverse Change.

     (d) Except to the extent that the following in the aggregate has not caused and could not cause a Material Adverse Change:

          (i) no PCBs are or have been present at any properties now or previously owned or leased by any Restricted Person;

          (ii) no asbestos is or has been present at any properties now or previously owned or leased by any Restricted Person;

          (iii) there are no underground storage tanks for Hazardous Materials, active or abandoned, at any properties now or previously owned or leased by any Restricted Person; and

          (iv) no Hazardous Materials have been Released at, on or under any properties now or previously owned or leased by any Restricted Person.

     (e) No Restricted Person has transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under CERCLA, any location listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in CERCLIS, nor, except to the extent that has not caused and could not cause a Material Adverse Change, any location listed on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Restricted Person for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

     (f) No property now or previously owned or leased by any Restricted Person is listed or proposed for listing on the National Priority list promulgated pursuant to CERCLA, in CERCLIS, nor, except to the extent that has not caused and could not cause a Material Adverse Change, on any similar state list of sites requiring investigation or clean-up.

     (g) There are no Liens arising under or pursuant to any Environmental Laws on any of the real properties or properties owned or leased by any Restricted Person, and no government actions of which Borrower is aware have been taken or are in process which could subject any of such properties to such Liens; nor would any Restricted Person be required to place any notice or restriction relating to the presence of Hazardous Materials at any properties owned by it in any deed to such properties.

     (h) There have been no environmental investigations, studies, audits, tests, reviews or other analyses for ground water or soil contamination relating to the Release of Hazardous Materials conducted by or which are in the possession of any Restricted Person in relation to any properties or facility now or previously owned or leased by any Restricted Person which have not been made available to Administrative Agent.

      Section 5.14. Names and Places of Business. No Restricted Person has, during the preceding five years, had, been known by, or used any other trade or fictitious name, except as disclosed in the Disclosure Schedule. Except as otherwise indicated in the Disclosure Schedule, the chief executive office and principal place of business of each Restricted Person are (and for the preceding five years have been) located at the address of Borrower set out on the signature page hereto. Except as indicated in the Disclosure Schedule, no Restricted Person has any other office or place of business.

      Section 5.15. Borrower's Subsidiaries. Borrower does not presently have any Subsidiary or own any stock in any other corporation or association except those listed in the Disclosure Schedule. Neither Borrower nor any Restricted Person is a member of any general or limited partnership, limited liability company, joint venture or association of any type whatsoever except those listed in the Disclosure Schedule. Borrower owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in the Disclosure Schedule.

      Section 5.16. Title to Properties; Licenses. Each Restricted Person has good and defensible title to all of its material properties and assets, free and clear of all Liens other than Permitted Liens and of all impediments to the use of such properties and assets in such Restricted Person's business. Each Restricted Person possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and no Restricted Person is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property.

      Section 5.17. Government Regulation. No Restricted Person is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by such Person of Indebtedness, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services. No Restricted Person is subject to regulation under the Federal Power Act which would violate, result in a default of, or prohibit the effectiveness or the performance of any of the provisions of the Loan Documents.

      Section 5.18. Insider. No Restricted Person, nor any Person having "control" (as that term is defined in 12 U.S.C. (S) 375b(9) or in regulations promulgated pursuant thereto) of any Restricted Person, is a "director" or an "executive officer" or "principal shareholder" (as those terms are defined in 12 U.S.C. (S) 375b(8) or (9) or in regulations promulgated pursuant thereto) of any Lender, of a bank holding company of which any Lender is a Subsidiary or of any Subsidiary of a bank holding company of which any Lender is a Subsidiary.

      Section 5.19. Solvency. Upon giving effect to the issuance of the Notes, the execution of the Loan Documents by each Restricted Person, and the consummation of the transactions contemplated hereby (i) each Restricted Person will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar Laws), and the sum of each Restricted Person's absolute and contingent liabilities, including the Obligations or guarantees thereof, shall not exceed the fair market value of such Restricted Person's assets, and (ii) each Restricted Person's capital shall be adequate for the businesses in which such Restricted Person is engaged and intends to be engaged. No Restricted Person has incurred (whether under the Loan Documents or otherwise), nor does any Restricted Person intend to incur or believe that it will incur, debts which will be beyond its ability to pay as such debts mature.

      Section 5.20. Credit Arrangements. The Disclosure Schedule contains a complete and correct list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, purchase agreement, guaranty or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guaranty by, any Restricted Person, or to which any Restricted Person is subject, other than the Loan Documents, and the aggregate principal or face amount outstanding or which may become outstanding under each such arrangement is correctly described in the Disclosure Schedule. No Restricted Person is subject to any restriction under any credit agreement, loan agreement, indenture, purchase agreement, guaranty or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guaranty by, any Affiliate, other than another Restricted Person.

      Section 5.21.  Year 2000.

     (a) Restricted Persons have (i) analyzed the operations of Restricted Persons and their Subsidiaries and Affiliates that could be adversely affected by failure to become "Year 2000 compliant" (that is, that computer applications, imbedded microchips and other systems will be able to perform date-sensitive functions prior to and after September 9, 1999 and December 31, 1999) and (ii) developed a plan for becoming Year 2000 compliant in a timely manner (the "Y2K Plan"), the implementation of which is on schedule in all material respects. Each Restricted

Person reasonably believes that Restricted Persons and their Affiliates will become Year 2000 compliant for their operations on a timely basis except to the extent that a failure to do so could not reasonably be expected to cause a Material Adverse Change.

     (b) Each Restricted Person reasonably believes any suppliers and vendors that are material to the operations of Restricted Persons or their Subsidiaries and Affiliates will be Year 2000 compliant for their own computer applications except to the extent that a failure to do so could not reasonably be expected to cause a Material Adverse Change.


                      ARTICLE VI - Affirmative Covenants

     To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce each Lender to enter into this Agreement and extend credit hereunder, Borrower covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders, or all Lenders as required under Section 10.1, have previously agreed otherwise:

      Section 6.1. Payment and Performance. Each Restricted Person will pay all amounts due under the Loan Documents, to which it is a party, in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed in the Loan Documents to which it is a party.

      Section 6.2. Books, Financial Statements and Reports. Each Restricted Person will at all times maintain full and accurate books of account and records. Borrower will maintain and will cause its Subsidiaries to maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to each Lender at Restricted Person's expense:

          (a) As soon as available, and in any event within one hundred twenty
     (120) days after the end of each Fiscal Year (i) complete Consolidated financial statements of Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by PricewaterhouseCoopers LLP, or other independent certified public accountants selected by General Partner and acceptable to Majority Lenders, stating that such Consolidated financial statements have been so prepared and (ii) supporting unaudited consolidating balance sheets and statements of income of each other Restricted Person; provided, however, that such financial statements for the Fiscal Year ending December 31, 1999 need not be furnished to Lenders until June 30, 2000. These financial statements shall contain a Consolidated and consolidating balance sheet as of the end of such Fiscal Year and Consolidated and consolidating statements of earnings for such Fiscal Year. Such Consolidated financial statements shall set forth in comparative form the corresponding figures for the preceding Fiscal Year. In addition, at the time of delivery of such financial statements Borrower will furnish a certificate signed by such accountants (i) stating that they have read this Agreement, (ii) containing calculations showing compliance (or non-compliance) at the end of such Fiscal Year with the requirements of Sections 7.11 through 7.13, inclusive, and (iii) further stating that in making their examination and reporting on the Consolidated financial statements described above they obtained no knowledge of any Default existing at the end of such Fiscal Year, or, if they did so conclude that a Default existed, specifying its nature and period of existence.

          (b) As soon as available, and in any event within fifty (50) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, (i) Borrower's Consolidated balance sheet as of the end of such Fiscal Quarter and Consolidated statements of Borrower's earnings and cash flows for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and (ii) supporting consolidating balance sheets and statements of income of each other Restricted Person, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments; and as soon as available, and in any event within fifty (50) days after the end of the last Fiscal Quarter of each Fiscal Year, Borrower's unaudited Consolidated balance sheet as of the end of such Fiscal Quarter and income statement for such Fiscal Quarter and for the period from the beginning of the current Fiscal Year to the end of such Fiscal Quarter. In addition Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish a certificate in the form of Exhibit D signed by the chief financial officer of General Partner stating that such financial statements are accurate and complete in all material respects (subject to normal year-end adjustments), stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Sections 7.11 through 7.13, inclusive and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

          (c) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by Plains MLP to its unit holders and all registration statements, periodic reports and other statements and schedules filed by Plains MLP with any securities exchange, the Securities and Exchange Commission or any similar governmental authority.

          (d) As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, a five-year business and financial plan for Borrower (in form reasonably satisfactory to Administrative Agent), prepared or caused to be prepared by a senior financial officer thereof, setting forth for the first year thereof, quarterly financial projections and budgets for Borrower, and thereafter yearly financial projections and budgets for the next four Fiscal Years.

          (e) As soon as available, and in any event within forty-five (45) days after the end of each month, throughput volume reports setting forth in detail pipeline volumes of crude oil delivered by Restricted Persons for such month in connection with, and transportation fees charged and margins realized by the Restricted Persons for such month delivered through all pipeline facilities of Borrower and its Subsidiaries.

          (f) As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter, a report setting forth volumes and margins for all marketing activities of Restricted Persons.

          (g) As soon as available, and in any event within thirty (30) days after the end of each Fiscal Year, an environmental compliance certificate signed by the president or chief executive officer of General Partner in the form attached hereto as Exhibit F. Further, if requested by Administrative Agent, Restricted Persons shall permit and cooperate with an environmental and safety review made in connection with the operations of Restricted Persons' properties one time during each Fiscal Year beginning with the Fiscal Year 2000, by Pilko & Associates, Inc. or other consultants selected by Administrative Agent which review shall, if requested by Administrative Agent, be arranged and supervised by environmental legal counsel for Administrative Agent, all at Restricted Persons' cost and expense. The consultant shall render a verbal or written report, as specified by Administrative Agent, based upon such review at Restricted Persons' cost and expense and a copy thereof will be provided to Restricted Persons.

          (h) Concurrently with the annual renewal of Restricted Persons' insurance policies, Restricted Persons shall at their own cost and expense, if requested by Administrative Agent in writing, cause a certificate or report to be issued by Administrative Agent's professional insurance consultants or other insurance consultants satisfactory to Administrative Agent certifying that Restricted Persons' insurance for the next succeeding year after such renewal (or for such longer period for which such insurance is in effect) complies with the provisions of this Agreement and the Security Documents.

      Section 6.3, Other Information and Inspections. In each case subject to the last sentence of this Section 6.3, each Restricted Person will furnish to each Lender any information which Administrative Agent or any Lender may from time to time request concerning any covenant, provision or condition of the Loan Documents or any matter in connection with Restricted Persons' businesses and operations. In each case subject to the last sentence of this Section 6.3, each Restricted Person will permit representatives appointed by Administrative Agent (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours any of such Restricted Person's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Restricted Person shall permit Administrative Agent or its representatives to investigate and verify the accuracy of the information furnished to Administrative Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and, upon prior notice to Borrower, its representatives. Without limitation of the foregoing, if requested by Administrative Agent within ninety (90) days after the end of each Fiscal Year, Borrower shall permit commercial financial examiners who are employees of Administrative Agent to conduct a commercial finance examination of the business and assets of Restricted Persons and in connection with such examination to have full access to and the right to examine, audit, make abstracts and copies from, and inspect Restricted Persons' records, files, books of account and all other documents, instruments and agreements to which a Restricted Person is a party. Borrower shall pay all reasonable costs and expenses of Administrative Agent associated with any such examination. Each of the foregoing inspections shall be made subject to compliance with applicable safety standards and the same conditions applicable to any Restricted Person in respect of property of that Restricted Person on the premises of Persons other than a Restricted Person or an Affiliate of a Restricted Person, and all information, books and records furnished or requested to be furnished, or of which copies, photocopies or photographs are made or requested to be made, all information to be investigated or verified and all discussions conducted with any officer, employee or representative of any Restricted Person shall be subject to any applicable attorney-client privilege exceptions which the Restricted Person determines is reasonably necessary and compliance with conditions to disclosures under non-disclosure agreements between any Restricted Person and Persons other than a Restricted Person or an Affiliate of a Restricted Person and the express undertaking of each Person acting at the direction of or on behalf of any Lender Party to be bound by the confidentiality provisions of Section 10.6 of this Agreement.

      Section 6.4. Notice of Material Events and Change of Address. Each Restricted Person will notify each Lender Party, not later than five (5) Business Days after any executive officer of Restricted Persons has knowledge thereof, stating that such notice is being given pursuant to this Agreement, of:

          (a) the occurrence of any Material Adverse Change,

          (b)  the occurrence of any Default,

          (c) the acceleration of the maturity of any Indebtedness owed by any Restricted Person or of any default by any Restricted Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could cause a Material Adverse Change,

          (d) the occurrence of any Termination Event,

          (e) any claim of $1,000,000 or more, any notice of potential liability under any Environmental Laws which might be reasonably likely to exceed such amount, or any other material adverse claim asserted against any Restricted Person or with respect to any Restricted Person's properties taken as a whole, and

          (f) the filing of any suit or proceeding against any Restricted Person in which an adverse decision could cause a Material Adverse Change.

Upon the occurrence of any of the foregoing Restricted Persons will take all necessary or appropriate steps to remedy promptly any such Material Adverse Change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Restricted Persons will also notify Administrative Agent and Administrative Agent's counsel in writing at least twenty Business Days prior to the date that any Restricted Person changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Administrative Agent and its counsel to prepare the same.

Borrower will promptly notify Administrative Agent in the event Borrower determines that any computer application which is material to the operations of Borrower, its Subsidiaries, its Affiliates or any of its material vendors or suppliers will not be fully Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to cause a Material Adverse Change.

      Section 6.5. Maintenance of Properties. Each Restricted Person will maintain, preserve, protect, and keep all Collateral and all other property used or useful in the conduct of its business in good condition (ordinary wear and tear excepted) and in compliance with all applicable Laws, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

      Section 6.6. Maintenance of Existence and Qualifications. Each Restricted Person will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except where the failure so to qualify will not cause a Material Adverse Change.

      Section 6.7. Payment of Trade Liabilities, Taxes, etc. Each Restricted Person will (a) timely file all required tax returns (including any extensions);
(b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (c) within one hundred twenty (120) days after the date such goods are delivered or such services are rendered, pay all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge when due all other Liabilities now or hereafter owed by it; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Restricted Person may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings, if necessary, and has set aside on its books adequate reserves therefor which are required by GAAP.

      Section 6.8. Insurance. Each Restricted Person shall at all times maintain insurance for its property in accordance with the Insurance Schedule, which insurance shall be by financially sound and reputable insurers. Borrower will maintain any additional insurance coverage as described in the respective Security Documents. Upon demand by Administrative Agent any insurance policies covering Collateral shall be endorsed (a) to provide for payment of losses to Administrative Agent as its interests may appear, (b) to provide that such policies may not be canceled or reduced or affected in any material manner for any reason without fifteen days prior notice to Administrative Agent, and (c) to provide for any other matters specified in any applicable Security Document or which Administrative Agent may reasonably require. Each Restricted Person shall at all times maintain insurance against its liability for injury to persons or property in accordance with the Insurance Schedule, which insurance shall be by financially sound and reputable insurers. Without limiting the foregoing, each Restricted Person shall at all time maintain liability insurance in accordance with the Insurance Schedule.

      Section 6.9. Performance on Borrower's Behalf. If any Restricted Person fails to pay any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, Administrative Agent may pay the same after notice of such payment by Administrative Agent is given to Borrower. Borrower shall immediately reimburse Administrative Agent for any such payments and each amount paid by Administrative Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Administrative Agent.

      Section 6.10. Interest. Borrower hereby promises to each Lender to pay interest at the Default Rate on all Obligations (including Obligations to pay fees or to reimburse or indemnify any Lender) which Borrower has in this Agreement promised to pay to such Lender and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

      Section 6.11. Compliance with Agreements and Law. Each Restricted Person will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, and franchise, and each material agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Each Restricted Person will conduct its business and affairs in compliance with all Laws applicable thereto.

      Section 6.12.  Environmental Matters; Environmental Reviews.

     (a) Each Restricted Person will comply in all material respects with all Environmental Laws now or hereafter applicable to such Restricted Person as well as all contractual obligations and agreements with respect to environmental remediation or other environmental matters, and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect.

     (b) Each Restricted Person will promptly furnish to Administrative Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by any Restricted Person or General Partner, or of which it has notice, pending or threatened against any Restricted Person, the potential liability of which exceeds $1,000,000 or would cause a Material Adverse Change if resolved adversely against any Restricted Person, by any governmental authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business.

     (c) Each Restricted Person will promptly furnish to Administrative Agent all requests for information, notices of claim, demand letters, and other notifications, received by any Restricted Person or General Partner in connection with its ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location, the potential liability of which exceeds $1,000,000 or would cause a Material Adverse Change if resolved adversely against any Restricted Person.

      Section 6.13.  Evidence of Compliance.  Subject to the last sentence of
Section 6.3, each Restricted Person will furnish to each Lender at such Restricted Person's expense all evidence which Administrative Agent from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

      Section 6.14. Agreement to Deliver Security Documents. Restricted Persons will deliver to further secure the Obligations whenever requested by Administrative Agent in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to Administrative Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property now owned or hereafter acquired by any Restricted Person.

      Section 6.15. Perfection and Protection of Security Interests and Liens. Each Restricted Person will from time to time deliver to Administrative Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by Restricted Persons in form and substance satisfactory to Administrative Agent, which Administrative Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

      Section 6.16. Bank Accounts; Offset. To secure the repayment of the Obligations, each Restricted Person hereby grants to each Lender a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of any Lender at common Law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of such Restricted Person now or hereafter held or received by or in transit to any Lender from or for the account of such Restricted Person, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of such Restricted Person with any Lender, and (c) any other credits and claims of such Restricted Person at any time existing against any Lender, including claims under certificates of deposit. At any time and from time to time during the continuance of any Event of Default, each Lender is hereby authorized to foreclose upon, or to offset against the Obligations then due and payable (in either case without notice to any Restricted Person), any and all items herein above referred to. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.

      Section 6.17. Guaranties of Subsidiaries. Each Subsidiary of Borrower now existing or created, acquired or coming into existence after the date hereof shall, promptly upon request by Administrative Agent, execute and deliver to Administrative Agent an absolute and unconditional guaranty of the timely repayment of the Obligations and the due and punctual performance of the obligations of Borrower hereunder, which guaranty shall be satisfactory to Administrative Agent in form and substance. Each Subsidiary of Borrower existing on the date hereof shall duly execute and deliver such a guaranty prior to the making of any Loan hereunder. Borrower will cause each of its Subsidiaries to deliver to Administrative Agent, simultaneously with its delivery of such a guaranty, written evidence satisfactory to Administrative Agent and its counsel that such Subsidiary has taken all corporate, limited liability company, or partnership action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute.

      Section 6.18. Interest Rate Hedging Agreements. Borrower shall at all times maintain interest rate Hedging Contracts which are: (a) for combined durations as of any day of not less than 12 months following such time, (b) in combined notional amounts not less than seventy-five percent (75%) of the outstanding principal balance of the Term Loans, (c) in compliance with Section 7.3, and (d) otherwise on terms acceptable to Administrative Agent in its sole discretion.

      Section 6.19. Compliance with Agreements. Each Restricted Person shall observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to such Restricted Person or to Restricted Persons on a Consolidated basis or materially significant to any Guarantor, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument.

      Section 6.20.  Year 2000.

     (a) Restricted Persons shall at all times implement the Y2K Plan in all material respects, in a timely manner, and in accordance with the schedule of the Y2K Plan. Contemporaneously with the delivery of each compliance certificate under Section 6.2 (a) or (b), Borrower shall certify that it reasonably believes that Restricted Persons and their Affiliates will become Year 2000 compliant (as defined in Section 5.21(a)) for their operations on a timely basis except to the extent that a failure to do so could not reasonably be expected to cause a Material Adverse Change.

     (b) Contemporaneously with the delivery of each compliance certificate under Section 6.2 (a) or (b) Borrower shall certify that it reasonably believes any suppliers and vendors that are material to the operations of Borrower or its Subsidiaries and Affiliates will be Year 2000 compliant (as defined in Section 5.21(a)) for their own computer applications except to the extent that a failure to do so could not reasonably be expected to cause a Material Adverse Change.

      Section 6.21. Rents. By the terms of the various Security Documents, certain Restricted Persons are and will be assigning to Administrative Agent, for the benefit of Lender Parties, all of the "Rents" (as defined therein) accruing to the property covered thereby. Notwithstanding any such assignments, so long as no Default has occurred and is continuing, (i) such Restricted Persons may continue to receive and collect from the payors of such Rents all such Rents, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified, and free and clear of such Liens, use the proceeds of the Rents, and (ii) the

Administrative Agent will not notify the obligors of such Rents or take any other action to cause proceeds thereof to be remitted to the Administrative Agent. Upon the occurrence of a Default, Administrative Agent may exercise all rights and remedies granted under the Security Documents, including the right to obtain possession of all Rents then held by such Restricted Persons or to receive directly from the payors of such Rents all other Rents until such time as such Default is no longer continuing. If the Administrative Agent shall receive any Rent proceeds from any payor at any time other than during the continuance of a Default, then it shall notify Borrower thereof and (i) upon request and pursuant to the instructions of Borrower, it shall, if no Default is then continuing, remit such proceeds to the Borrower and (ii) at the request and expense of Borrower, execute and deliver a letter to such payors confirming Restricted Persons' right to receive and collect Rents until otherwise notified by Administrative Agent. In no case shall any failure, whether purposed or inadvertent, by Administrative Agent to collect directly any such Rents constitute in any way a waiver, remission or release of any of its rights under the Security Documents, nor shall any release of any Rents by Administrative Agent to such Restricted Persons constitute a waiver, remission, or release of any other Rents or of any rights of Administrative Agent to collect other Rents thereafter.

      Section 6.22.  Post-Closing Actions.

     (a) Borrower will and will cause each other Restricted Person to: (i) deliver to Administrative Agent copies of each notice, document or other information or communication delivered between the parties under or in connection with the Acquisition Documents which relates to any matter which could materially and adversely affect the Collateral or the rights of any Lender Party under the Loan Documents, including without limitation, any notice or request relating to a corrective action regarding rights-of-way or other property interests or relating to any indemnities; and (ii) in the event of any post-closing action pursuant to the Acquisition Documents which may affect the completeness or accuracy of any Security Document or affect the Collateral (specifically including but not limited to any modification or supplement with respect to the Illinois pipeline system rights-of-way conveyed to any Restricted Person pursuant to the Scurlock Permian Acquisition Documents), concurrently with any such post-closing action, deliver to Administrative Agent any and all amendments to the Security Documents and other documents or instruments duly executed and in form and substance acceptable to Administrative Agent which Administrative Agent may require in connection with such post-closing action.

     (b) In connection with any post-closing action pursuant to the Acquisition Documents referred to subsection (a) of this Section, upon receipt by Administrative Agent of evidence satisfactory to Administrative Agent that a Restricted Person is required pursuant to the Scurlock Permian Acquisition Documents or that it is otherwise desirable for a Restricted Person pursuant to the Scurlock Permian Acquisition Documents to reconvey to Marathon Ashland Petroleum LLC or any of its Affiliates any rights-of-way or other interests which were incorrectly conveyed to such Restricted Person, Administrative Agent shall execute and deliver to such Restricted Person such releases as may be reasonably required by such Restricted Person in order to permit such a reconveyance in compliance with the Scurlock Permian Acquisition Documents. Each Lender Party hereby consents to such releases of Collateral from time to time by Administrative Agent pursuant to this subsection.

     (c) Borrower will and will cause each other Restricted Person to use its reasonable best efforts to prepare and deliver to Administrative Agent right-of-way alignment maps reflecting the main line segments of the pipelines constituting "Major Pipelines and Terminals" (as such term is defined in the Scurlock Permian Acquisition Documents) and identifying the specific easements or right-of-way documents covering each portion of such pipeline location (the "Alignment Maps"), such Alignment Maps to be prepared and delivered under a procedure and schedule acceptable to Administrative Agent in its reasonable discretion, provided that Borrower and each other Restricted Person will use its best efforts to cause all such Alignment Maps to be prepared and delivered to Administrative Agent on or before May 30, 2000.


                        ARTICLE VII - Negative Covenants

     To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce each Lender to enter into this Agreement and make the Loans, Borrower covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders, or all Lenders as required under Section 10.1, have previously agreed otherwise:

      Section 7.1. Indebtedness. No Restricted Person will in any manner owe or be liable for Indebtedness except:

     (a)  the Obligations;

     (b) Indebtedness arising under Hedging Contracts permitted under Section
7.3;

     (c) Indebtedness of any Restricted Person owing to another Restricted
Person;

     (d) Liabilities with respect to obligations to deliver crude oil or to render terminaling or storage services in consideration for advance payments to a Restricted Person provided such delivery or rendering, as applicable, is to be made within 60 days after such payment;

     (e) guaranties by any Restricted Person of trade payables of any other Restricted Person incurred and paid in the ordinary course of business on ordinary trade terms; and

     (f) other Indebtedness not to exceed in the aggregate in respect of all Restricted Persons the principal amount of $5,000,000 at any one time outstanding, of which amount not more than $3,000,000 may represent Liabilities for borrowed money or Liabilities constituting principal under Capital Leases.

      Section 7.2. Limitation on Liens. No Restricted Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires, except the following (such Liens, to the extent permitted by this Section, herein called "Permitted Liens"):

     (a) Liens created pursuant to this Agreement or the Security Documents and Liens existing on the date of this Agreement and listed in the Disclosure Schedule;

     (b) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or the validity of which is being contested in good faith and by appropriate proceedings, if necessary, for which adequate reserves are maintained on the books of any Restricted Person in accordance with GAAP;

     (c) pledges or deposits under worker's compensation, unemployment insurance or other social security legislation;

     (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's, or other like Liens (including without limitation, Liens on property of Restricted Persons in the possession of storage facilities, pipelines or barges) arising in the ordinary course of business for amounts which are not more than 60 days past due or the validity of which is being contested in good faith and by appropriate proceedings, if necessary, and for which adequate reserves are maintained on the books of any Restricted Person in accordance with GAAP;

     (e) Liens under or with respect to accounts with brokers or counterparties with respect to Hedging Contracts consisting of cash, commodities or futures contracts, options, securities, instruments, and other like assets securing only Hedging Contracts permitted under Section 7.1.

     (f) deposits of cash or securities to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of real property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any Restricted Person;

     (h) Liens in respect of operating leases and Capital Leases permitted under
Section 7.1;

     (i) Liens upon any property or assets acquired after the date hereof by a Restricted Person, each of which either (i) existed on such property or asset before the time of its acquisition and was not created in anticipation thereof, or (ii) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such property or asset; provided that no such Lien shall extend to or cover any property or asset of a Restricted Person other than the property or asset so acquired (or constructed) and the Indebtedness secured thereby is permitted under Section 7.1(f) hereof; and any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancings, refundings or replacements), in whole or part, of the foregoing, provided, however, that such Liens shall not cover or secure any additional Indebtedness, obligations, property or asset;

     (j) rights reserved to or vested in any governmental authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to revoke or terminate any such right, power, franchise, grant, license or permit or to condemn or acquire by eminent domain or similar process;

     (k) rights reserved to or vested by Law in any governmental authority to in any manner, control or regulate in any manner any of the properties of any Restricted Person or the use thereof or the rights and interests of any Restricted Person therein, in any manner under any and all Laws;

     (l) rights reserved to the grantors of any properties of any Restricted Person, and the restrictions, conditions, restrictive covenants and limitations, in respect thereto, pursuant to the terms, conditions and provisions of any rights-of-way agreements, contracts or other agreements therewith;

     (m) inchoate Liens in respect of pending litigation or with respect to a judgment which has not resulted in an Event of Default under Section 8.1; and

     (n) statutory Liens securing obligations for the purchase of crude oil in the ordinary course of business at the wellhead.

      Section 7.3. Hedging Contracts. No Restricted Person will be a party to or in any manner be liable on any Hedging Contract, except:

     (a) Hedging Contracts entered into by a Restricted Person with the purpose and effect of fixing interest rates on a principal amount of indebtedness of such Restricted Person that is accruing interest at a variable rate, provided that (i) the aggregate notional amount of such contracts never exceeds one hundred percent (100%) of the anticipated outstanding principal balance of the indebtedness to be hedged by such contracts or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances, (ii) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness to be hedged by such contract and
(iii) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender or one of its Affiliates) at the time the contract is made has long-term unsecured and unenhanced debt obligations rated AA or Aa2 or better, respectively, by either Rating Agency or is an investment grade-rated industry participant or otherwise acceptable to Majority Lenders.

     (b) Hedging Contracts entered into with the purpose and effect of fixing prices on crude oil then owned by a Restricted Person or which a Restricted Person is then obligated to purchase, provided that at all times: (i) no such contract fixes a price for a term of more than twelve (12) months, except for time trades involving all of the following: (A) Cash and Carry

Purchases, (B) a sales contract resulting solely in "Approved Receivables", (C) a term of not more than thirty-six (36) months, and (D) in the aggregate with all other such time trades an amount not in excess of the Time Trade Limit, (ii) the aggregate amount of such crude oil so hedged at any one time does not exceed the aggregate Open Position at such time, (iii) such contract is entered into for the purpose of hedging the price risk on oil anticipated to be disposed of and for which no other fixed sale price or other price fixing arrangement exists, and (iv) each such contract is either (A) with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender Party or one of its Affiliates) at the time the contract is made has long-term unsecured and unenhanced debt obligations rated AA or Aa2 or better, respectively, by either Rating Agency or (B) entered into on the New York Mercantile Exchange ("Nymex") through a broker listed on the Disclosure Schedule or otherwise approved by Majority Lenders; provided that if a Nymex position is converted to a physical position by way of an "exchange for physicals" or an "alternative delivery procedure" then such Restricted Person may extend credit in connection with such physical position so long as such credit would comply with the credit requirements of the definition of "Approved Receivables." As used herein, "Time Trade Limit" shall mean (i) from the date hereof until and including the date of the Chevron Advance, 600,000 barrels, and (ii) on and after the date of the Chevron Advance, 1,500,000 barrels, and "Approved Receivables" shall mean a receivable from a Person, or guaranteed by a Person, having a senior unsecured debt rating of at least Baa by Moody's or BBB- by S&P.

      Section 7.4. Limitation on Mergers, Issuances of Securities. Except as expressly provided in this section, no Restricted Person will (a) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (b) acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other property to be sold or used in the ordinary course of business and Investments permitted under
Section 7.7 hereof or (c) sell, transfer, lease, exchange, alienate or otherwise dispose of, in one transaction or a series of transactions, any part of its business or property, whether now owned or hereafter acquired, except for sales or transfers not prohibited by under Section 7.5 hereof. Any Subsidiary of Borrower may, however, be merged into or consolidated with (i) another Subsidiary of Borrower, so long as a Guarantor is the surviving business entity, or (ii) Borrower, so long as Borrower is the surviving business entity.
Borrower will not issue any securities other than (i) general or limited partnership interests and any options or warrants giving the holders thereof only the right to acquire such interests issued to General Partner or Marketing, respectively, and (ii) debt securities permitted by Section 7.1(f). No Subsidiary of Borrower will issue any additional shares of its capital stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities except a direct Subsidiary of a Restricted Person may issue additional shares or other securities to such Restricted Person, to Borrower, or to General Partner so long as such Subsidiary is a Wholly Owned Subsidiary of Borrower after giving effect thereto. No Subsidiary of Borrower which is a partnership or a limited liability company will allow any diminution of Borrower's interest (direct or indirect) therein.

      Section 7.5. Limitation on Sales of Property. No Restricted Person will sell, transfer, lease, exchange, alienate or dispose of any Collateral or any of its material assets or properties or any material interest therein except:

     (a) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value;

     (b) inventory (including pipeline linefill) which is sold in the ordinary course of business on ordinary trade terms or, in the case of sales to Marketing, on terms set forth in the Marketing Agreement;

     (c) in other property which is sold for fair consideration not in the aggregate in excess of $5,000,000 in any Fiscal Year, the sale of which will not materially impair or diminish the value of the Collateral or any Restricted Person's financial condition, business or operations; and

     (d) sales or transfers, subject to the Security Documents, by a Subsidiary of Borrower to Borrower or to a Wholly Owned Subsidiary of Borrower that is a Guarantor.

Except as contemplated by the Marketing Agreement, no Restricted Person shall extend trade credit in connection with the sale or exchange of inventory other than in a manner consistent with prudent industry practices and the credit practices of Marketing as carried on as of the date of this Agreement. No Restricted Person will sell, transfer or otherwise dispose of capital stock of or interest in any of its Subsidiaries except to Borrower or a Wholly Owned Subsidiary of Borrower. No Restricted Person will discount, sell, pledge or assign any notes payable to it, accounts receivable or future income. So long as no Default then exists, Administrative Agent will, at Borrower's request and expense, execute a release, satisfactory to Borrower and Administrative Agent, of any Collateral so sold, transferred, leased, exchanged, alienated or disposed of pursuant to the clause (a) or (c) of this Section.

      Section 7.6.  Limitation on Dividends, Distributions, and Redemptions.

     (a) No Restricted Person will declare or pay any dividends on, or make any other distribution in respect of, any class of its capital stock or any partnership, limited liability company, or other interest in it, nor will any Restricted Person directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any shares of the capital stock of or partnership or limited liability company interests in any Restricted Person (whether such interests are now or hereafter issued, outstanding or created), or cause or permit any reduction or retirement of the capital stock of any Restricted Person, while any Loan or the Commitment is outstanding; provided, however (but subject to Section 7.5), (i) Subsidiaries of Borrower or of any Guarantor shall not be restricted, directly or indirectly, from declaring and paying dividends or making any other distributions to Borrower or any such Guarantor, respectively, (ii) no Restricted Person shall be restricted from making capital contributions to a Wholly Owned Subsidiary of such Restricted Person that is a Guarantor, and (iii) Borrower shall not be restricted from distributing Available Cash as permitted below. From and after the date of the Chevron Advance (or the expiration of the commitment hereunder to make the Chevron Advance), so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Borrower may distribute Available Cash (other than amounts required to be applied as otherwise required in any Loan Document) to its partners in accordance with the Partnership Agreement if prior to and after making such distributions (i) the aggregate outstanding principal balance of all Revolver Loans (exclusive of the face amount of outstanding and undrawn Letters of Credit) is less than $5,000,000 and (ii) Consolidated current liabilities of Borrower (excluding current maturities of the Loans) do not exceed the sum of (1) Consolidated current assets of Borrower plus (2) the remainder of (if positive)
(A) $5,000,000 minus (B) the outstanding balance of the Revolver Loans plus (3) $10,000,000. Notwithstanding anything to the contrary herein beginning on or after June 30, 2002, Borrower shall not declare or pay any dividend or make any other distribution in respect of any partnership interest in it, including but not limited to distributions of Available Cash, if, prior to, or after giving effect to, the payment of such dividend or the making of such distribution, the ratio of (i) Consolidated Funded Indebtedness to (ii) Consolidated EBITDA for the Four Fiscal Quarter period most recently ended prior to the date of such dividend or distribution minus the cumulative amount all such dividends or distributions made after June 30, 2002, is, or shall be, greater than 3.5 to 1.0.

     (b) Notwithstanding anything to the contrary in this Section 7.6, if at any time any Restricted Person that is a partnership or a limited liability company shall cease to be treated as a partnership for federal income tax purposes, such Restricted Person shall thereafter not declare, pay, or make any distribution in respect of any partnership or limited liability company interest in it that is not permitted under clause (iii) of Section 7.6(a), nor shall any Restricted Person directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any partnership or limited liability company interests in any such Restricted Person (whether such interests are now or hereafter issued, outstanding or created), until such time as Borrower and Majority Lenders have agreed to the terms and conditions under which any such Restricted Person may be permitted to declare, pay, and make such distributions.

      Section 7.7. Limitation on Investments and New Businesses. No Restricted Person will (a) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business, (b) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, (c) make any acquisitions of all or a portion (exclusive of assets acquired pursuant to and permitted by Section 7.13) of the business, assets or operations of a Person, make any acquisitions of any capital stock or other equity interest in a Person, or make capital contributions to, or other Investments in, any Person, other than Permitted Investments. All transactions permitted under the foregoing subsections (a) through (c), inclusive, are subject to Section 7.5.

      Section 7.8. Limitation on Credit Extensions. Except for Permitted Investments and Hedging Contracts permitted under Section 7.3(b) hereof, no Restricted Person will extend credit, make advances or make loans other than normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business or to another Restricted Person in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner.

      Section 7.9. Transactions with Affiliates. No Restricted Person will engage in any material transaction with any of its Affiliates except: (a) transactions among Borrower and Wholly Owned Subsidiaries of Borrower, subject to the other provisions of this Agreement, (b) sales of crude oil gathered by Restricted Persons under the Marketing Agreement; provided, however, that the aggregate accounts receivables due from Marketing and sales to Marketing shall never exceed an amount satisfactory to Majority Lenders which, unless Majority Lenders determine that a material adverse change has occurred in the business, credit worthiness, or financial condition of Marketing, shall be the lesser of (i) 50% of Restricted Persons aggregate accounts receivable or (ii) sales per month of $50,000,000, (c) transactions with the General Partner pursuant to the Partnership Agreement, (d) distributions by Borrower to its partners permitted by Section 7.6 and (e) transactions entered into in the ordinary course of business of such Restricted Person on terms which are no less favorable to such Restricted Person than those which would have been obtainable at the time in arm's-length transactions with Persons other than such Affiliates. No Restricted Person will be obligated to pay management fees or other fees in respect of general or administration services or functions to any Affiliate (other than reimbursements to General Partner pursuant to the Partnership Agreement).

      Section 7.10. Prohibited Contracts. Except as expressly provided for in the Loan Documents and as described in the Disclosure Schedule, no Restricted Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of such Restricted Person to: (a) pay dividends or make other distributions to any Restricted Person, (b) redeem equity interests held in it by any Restricted Person, (c) repay loans and other indebtedness owing by it to any Restricted Person, or (d) transfer any of its assets to any Restricted Person. No Restricted Person will enter into any "take-or-pay" contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it. Borrower will not amend or permit any amendment to the Partnership Agreement or the Marketing Agreement, and no Restricted Person will amend or permit any amendment to any contract or lease, which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of Administrative Agent or any Lender under or acquired pursuant to any Security Documents. No ERISA Affiliate will incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA that is subject to Title IV of ERISA.

      Section 7.11. Debt Coverage Ratio. At the end of any Fiscal Quarter, the ratio of (a) Consolidated Funded Indebtedness to (b) Consolidated EBITDA for the four Fiscal Quarter period ending with such Fiscal Quarter will not be greater than (i) 6.0 to 1.0 for each such period ending during the period from October 1, 1999 until and including June 30, 2000, (ii) 5.0 to 1.0 for each such period ending during the period from July 1, 2000 until and including June 30, 2001, and (iii) 4.0 to 1.0 for each such period ending at any time thereafter.

      Section 7.12. Interest Coverage Ratio. At the end of any Fiscal Quarter, the ratio of (a) Consolidated EBITDA to (b) Interest Expense for the four-Fiscal Quarter period ending with such Fiscal Quarter will not be less than (i) 2.0 to
1.0 for each such period ending during the period from October 1, 1999 until and including June 30, 2000, and (ii) 2.5 to 1.0 for each such period ending at any time thereafter.

      Section 7.13. Capital Expenditures. Restricted Persons shall not incur capital expenditures (other than expenditures for repair or maintenance of existing capital assets) during (i) the period from the date of this Agreement until and including December 31, 1999 in excess of $2,500,000 or (ii) any Fiscal Year, commencing with the Fiscal Year beginning on January 1,

2000, in an aggregate amount in excess of (a) $2,500,000, if the ratio of Consolidated Funded Indebtedness on the last day of the preceding Fiscal Year to Consolidated EBITDA for such preceding Fiscal Year was equal to or greater than
5.0 to 1.0 or (b) $5,000,000, if the ratio of Consolidated Funded Indebtedness on the last day of the preceding Fiscal Year to Consolidated EBITDA for such preceding Fiscal Year was less than 5.0 to 1.0. In addition to the capital expenditures permitted by the immediately preceding sentence, Restricted Persons shall be permitted to incur capital expenditures (which are anticipated to include, but are not limited to, the exercise of options to purchase in connection with capital leases and the repair of storage facilities), net of any trade-in value or other amounts received (if any) in connection with the purchase and sale of similar capital assets, during the period from the date of this Agreement until and including the first anniversary of this Agreement of up to $5,000,000.

      Section 7.14. Cash and Carry; Open Position. Restricted Persons shall not (i) purchase crude oil for physical storage except at storage facilities owned and operated by a Restricted Person, or (ii) at any time have an aggregate Open Position other than in connection with linefill in third party pipelines that does not in the aggregate at any one time exceed 750,000 barrels.


                  ARTICLE VIII - Events of Default and Remedies

      Section 8.1. Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

     (a) Any Restricted Person fails to pay the principal component of any Loan or any reimbursement obligation with respect to any Letter of Credit when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

     (b) Any Restricted Person fails to pay any Obligation (other than the Obligations in subsection (a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within three Business Days after the same becomes due;

     (c) Any event defined as a "default" or "event of default" in any Loan Document occurs, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

     (d) Any Restricted Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section 6.4 or Article VII;

     (e) Any Restricted Person fails (other than as referred to in subsections
(a), (b), (c) or (d) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document to which it is a party, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Administrative Agent to Borrower;

     (f) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Restricted Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 5.5 for any reason other than its release or subordination by Administrative Agent;

     (g) Any Restricted Person shall default in the payment when due of any principal of or interest on any of its other Indebtedness in excess of $2,500,000 in the aggregate (other than Indebtedness the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto are maintained on the books of such Restricted Person in accordance with GAAP), or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity;

     (h) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Code) in excess of $500,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $500,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount);

     (i) General Partner, Plains MLP, Marketing, Pipeline, or any Restricted
Person:

          (i) has entered against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it, in each case, which remains undismissed for a period of sixty days; or

          (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or is generally unable to pay (or admits in writing its inability to so pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

          (iii) has entered against it the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within sixty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

          (iv) has entered against it the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any part of the Collateral of a value in excess of $2,500,000 in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within sixty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

          (v) has entered against it a final judgment for the payment of money in excess of $2,500,000 (in each case not covered by insurance satisfactory to Administrative Agent in its discretion), unless the same is stayed or discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

          (vi) suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets or any part of the Collateral of a value in excess of $2,500,000, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside;

     (j) General Partner, Plains MLP, Marketing, or Pipeline shall default in the payment when due of any principal of or interest on any of its Indebtedness in excess of $1,000,000 in the aggregate, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity;

     (k)  Any Change of Control occurs;

     (l) Any partner of any Restricted Person that is a partnership, any member of any Restricted Person that is a limited liability company, or any shareholder of any Restricted Person that is a corporation shall grant a Lien on, or otherwise encumber, any partnership interest of, limited liability company membership interest of, shares or stock of any class issued by, or other ownership interest in, any Restricted Person except as provided in any Loan Document;

     (m) Any partner of any Restricted Person that is a partnership, any member of any Restricted Person that is a limited liability company, or any shareholder of any Restricted Person that is a corporation shall sell, transfer or otherwise dispose of any partnership interest of, limited liability company membership interest of, shares of stock of any class issued by, or other ownership interest in, any Restricted Person or permit any dilution in the control thereof except as provided in any Loan Document; or

     (n) Any Restricted Person is dissolved or otherwise ceases to exist except as provided herein.

Upon the occurrence of an Event of Default described in subsection (i)(i),
(i)(ii) or (i)(iii) of this section with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement. Upon any such acceleration, any obligation of any Lender to make any further Loans and any obligation of LC Issuer to issue Letters of Credit hereunder shall be permanently terminated. During the continuance of any other Event of Default, Administrative Agent at any time and from time to time may (and upon written instructions from Majority Lenders, Administrative Agent shall), without notice to Borrower or any other Restricted Person, do either or both of the following: (1) terminate any obligation of Lenders to make Loans hereunder and any obligation of LC Issuer to issue Letters of Credit hereunder, and (2) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement.

      Section 8.2. Remedies. If any Default shall occur and be continuing, each Lender Party may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Lender Party may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Lender Parties under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.


                       ARTICLE IX - Administrative Agent

      Section 9.1. Appointment and Authority. Each Lender Party hereby irrevocably authorizes Administrative Agent, and Administrative Agent hereby undertakes, to receive payments of principal, interest and other amounts due hereunder as specified herein and to take all other actions and to exercise such powers under the Loan Documents as are specifically delegated to Administrative Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. The relationship of Administrative Agent to the other Lender Parties is only that of one commercial lender acting as administrative agent for others, and nothing in the Loan Documents shall be construed to constitute Administrative Agent a trustee or other fiduciary for any Lender Party or any holder of any participation in a Note nor to impose on Administrative Agent duties and obligations other than those expressly provided for in the Loan Documents. With respect to any matters not expressly provided for in the Loan Documents and any matters which the Loan Documents place within the discretion of Administrative Agent, Administrative

Agent shall not be required to exercise any discretion or take any action, and it may request instructions from Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lender Parties in so acting or refraining from acting) upon the instructions of Majority Lenders (including itself), provided, however, that Administrative Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Loan Documents or to applicable Law. Upon receipt by Administrative Agent from Borrower of any communication calling for action on the part of Lenders or upon notice from Borrower or any Lender to Administrative Agent of any Default or Event of Default, Administrative Agent shall promptly notify each other Lender thereof.

      Section 9.2. Exculpation, Administrative Agent's Reliance, Etc. Neither Administrative Agent nor any of its directors, officers, agents, attorneys, or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with the Loan Documents, INCLUDING THEIR NEGLIGENCE OF ANY KIND, except that each shall be liable for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Administrative Agent (a) may treat the payee of any Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof in accordance with this Agreement, signed by such payee and in form satisfactory to Administrative Agent; (b) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any other Lender Party and shall not be responsible to any other Lender Party for any statements, warranties or representations made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of any Restricted Person or to inspect the property (including the books and records) of any Restricted Person; (e) shall not be responsible to any other Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any instrument or document furnished in connection therewith; (f) may rely upon the representations and warranties of each Restricted Person or Lender Party in exercising its powers hereunder; and (g) shall incur no liability under or in respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (including any facsimile, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons.

      Section 9.3. Credit Decisions. Each Lender Party acknowledges that it has, independently and without reliance upon any other Lender Party, made its own analysis of Borrower and the transactions contemplated hereby and its own independent decision to enter into this Agreement and the other Loan Documents. Each Lender Party also acknowledges that it will, independently and without reliance upon any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

      SECTION 9.4. INDEMNIFICATION. EACH LENDER AGREES TO INDEMNIFY ADMINISTRATIVE AGENT (TO THE EXTENT NOT REIMBURSED BY BORROWER WITHIN TEN (10) DAYS AFTER DEMAND) FROM AND AGAINST SUCH LENDER'S PERCENTAGE SHARE OF ANY AND ALL LIABILITIES, OBLIGATIONS, CLAIMS, LOSSES, DAMAGES, PENALTIES, FINES, ACTIONS, JUDGMENTS, SUITS, SETTLEMENTS, COSTS, EXPENSES OR DISBURSEMENTS (INCLUDING REASONABLE FEES OF ATTORNEYS, ACCOUNTANTS, EXPERTS AND ADVISORS) OF ANY KIND OR NATURE WHATSOEVER (IN THIS SECTION COLLECTIVELY CALLED "LIABILITIES AND COSTS") WHICH TO ANY EXTENT (IN WHOLE OR IN PART) MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ADMINISTRATIVE AGENT GROWING OUT OF, RESULTING FROM OR IN ANY OTHER WAY ASSOCIATED WITH ANY OF THE COLLATERAL, THE LOAN DOCUMENTS AND THE TRANSACTIONS AND EVENTS (INCLUDING THE ENFORCEMENT THEREOF) AT ANY TIME ASSOCIATED THEREWITH OR CONTEMPLATED THEREIN (WHETHER ARISING IN CONTRACT OR IN TORT OR OTHERWISE AND INCLUDING ANY VIOLATION OR NONCOMPLIANCE WITH ANY ENVIRONMENTAL LAWS BY ANY PERSON OR ANY LIABILITIES OR DUTIES OF ANY PERSON WITH RESPECT TO HAZARDOUS MATERIALS FOUND IN OR RELEASED INTO THE ENVIRONMENT).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ADMINISTRATIVE AGENT, provided only that no Lender shall be obligated under this section to indemnify Administrative Agent for that portion, if any, of any liabilities and costs which is proximately caused by Administrative Agent's own individual gross negligence or willful misconduct, as determined in a final judgment. Cumulative of the foregoing, each Lender agrees to reimburse Administrative Agent promptly upon demand for such Lender's Percentage Share of any costs and expenses to be paid to Administrative Agent by Borrower under Section 10.4(a) to the extent that Administrative Agent is not timely reimbursed for such expenses by Borrower as provided in such section. As used in this section the term "Administrative Agent" shall refer not only to the Person designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

      Section 9.5. Rights as Lender. In its capacity as a Lender, Administrative Agent shall have the same rights and obligations as any Lender and may exercise such rights as though it were not Administrative Agent. Administrative Agent may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with any Restricted Person or their Affiliates, all as if it were not Administrative Agent hereunder and without any duty to account therefor to any other Lender.

      Section 9.6. Sharing of Set-Offs and Other Payments. Each Lender Party agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker's lien, set off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Administrative Agent under Section 3.1, causes such Lender Party to have received more than it would have received had such payment been received by Administrative Agent and distributed pursuant to Section 3.1, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Lender Parties to share all payments as provided for in Section 3.1, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Administrative Agent and all Lender Parties share all payments of Obligations as provided in Section 3.1; provided, however, that nothing herein contained shall in any way affect the right of any Lender Party to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by Law and, subject to the provisions of Section 6.16, exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to the order of a Tribunal to be paid on account of the possession of such funds prior to such recovery.

      Section 9.7. Investments. Whenever Administrative Agent in good faith determines that it is uncertain about how to distribute to Lender Parties any funds which it has received, or whenever Administrative Agent in good faith determines that there is any dispute among Lender Parties about how such funds should be distributed, Administrative Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Administrative Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Administrative Agent is otherwise required to invest funds pending distribution to Lender Parties, Administrative Agent shall invest such funds pending distribution; all interest on any such Investment shall be distributed upon the distribution of such Investment and in the same proportion and to the same Persons as such Investment. All moneys received by Administrative Agent for distribution to Lender Parties (other than to the Person who is Administrative Agent in its separate capacity as a Lender Party) shall be held by Administrative Agent pending such distribution solely as Administrative Agent for such Lender Parties, and Administrative Agent shall have no equitable title to any portion thereof.

      Section 9.8. Benefit of Article IX. The provisions of this Article are intended solely for the benefit of Lender Parties, and no Restricted Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against any Lender (other than in relation to the reference to Section 6.16 contained in Section 9.6 or the right to reasonably approve a successor Administrative Agent under Section 9.9). Lender Parties may waive or amend such provisions as they desire without any notice to or consent of Borrower or any other Restricted Person.

      Section 9.9. Resignation. Administrative Agent may resign at any time by giving written notice thereof to Lenders and Borrower. Each such notice shall set forth the date of such resignation. Upon any such resignation Majority Lenders shall have the right to appoint a successor Administrative Agent, subject to the approval of Borrower, which approval will not be unreasonably withheld. A successor must be appointed for any retiring Administrative Agent, and such Administrative Agent's resignation shall become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Administrative Agent's resignation, no successor Administrative Agent has been appointed and has accepted such appointment, then the retiring Administrative Agent may appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed to conduct a banking or trust business under the Laws of the United States of America or of any state thereof. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Administrative Agent's resignation hereunder the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

      Section 9.10. Syndication Agent. The Syndication Agent, in such capacity, shall not have any duties or responsibilities or incur any liabilities under this Agreement or the other Loan Documents.


                           ARTICLE X - Miscellaneous

      Section 10.1.  Waivers and Amendments; Acknowledgments.

     (a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by any Lender in exercising any right, power or remedy which such Lender Party may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Lender Party of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Restricted Person shall in any case of itself entitle any Restricted Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is Borrower, by Borrower, (ii) if such party is Administrative Agent or LC Issuer, by such party, and (iii) if such party is a Lender, by such Lender or by Administrative Agent on behalf of Lenders with the written consent of Majority Lenders (which consent has already been given as to the termination of the Loan Documents as provided in
Section 10.9). Notwithstanding the foregoing or anything to the contrary herein, Administrative Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (1) waive any of the conditions specified in Article IV (provided that Administrative Agent may in its discretion withdraw any request it has made under Section 4.4), (2) increase the maximum amount which such Lender is committed hereunder to lend, (3) reduce any fees payable to such Lender hereunder, or the principal of, or interest on, such Lender's Note, (4) change any date fixed for any payment of any such fees, principal or interest, (5) amend the definition herein of "Majority Lenders" or otherwise change the aggregate amount of Percentage Shares which is required for Administrative Agent, Lenders or any of them to take any particular action under the Loan Documents, (6) release Borrower from its obligation to pay such Lender's Note or any Guarantor from its guaranty of such payment, or (7) release any substantial part of the Collateral, except such releases relating to sales of property as permitted under Section 7.5.

     (b) Acknowledgments and Admissions. Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Administrative Agent or any other Lender Party, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by any Lender Party as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) no Lender Party has any fiduciary obligation toward Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower and the other Restricted Persons, on one hand, and each Lender Party, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between any Restricted Person and any Lender Party, (vii) Administrative Agent is not Borrower's Administrative Agent, but Administrative Agent for Lenders, (viii) should an Event of Default or Default occur or exist, each Lender Party will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time,
(ix) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by any Lender Party, or any representative thereof, and no such representation or covenant has been made, that any Lender Party will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (x) all Lender Parties have relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.

     (c) Representation by Lenders. Each Lender hereby represents that it will acquire its Note for its own account in the ordinary course of its commercial lending or investing business; however, the disposition of such Lender's property shall at all times be and remain within its control and, in particular and without limitation, such Lender may sell or otherwise transfer its

Note, any participation interest or other interest in its Note, or any of its other rights and obligations under the Loan Documents subject to compliance with Sections 10.5(b) through (f), inclusive, and applicable Law.

     (d) JOINT ACKNOWLEDGMENT. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      Section 10.2. Survival of Agreements; Cumulative Nature. All of Restricted Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to each Lender Party and all of Lender Parties' obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Restricted Person to any Lender Party under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by Restricted Persons in the Loan Documents, and the rights, powers, and privileges granted to Lender Parties in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Lender Party of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

      Section 10.3. Notices. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document (provided that Administrative Agent may give telephonic notices to the other Lender Parties), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by facsimile or other electronic transmission, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower and Restricted Persons at the address of Borrower specified on the signature pages hereto and to each Lender Party at its address specified on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given
(a) in the case of personal delivery or delivery service, as of the date of first attempted delivery during normal business hours at the address provided herein, (b) in the case of facsimile or other electronic transmission, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Borrowing Notice or Continuation/Conversion Notice shall become effective until actually received by Administrative Agent.

      Section 10.4.  Payment of Expenses; Indemnity.

     (a) Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay: (i) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein, (ii) all reasonable costs and expenses incurred by or on behalf of Administrative Agent (including attorneys' fees, consultants' fees and engineering fees, travel costs and miscellaneous expenses) in connection with
(1) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, (2) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (3) the borrowings hereunder and other action reasonably required in the course of administration hereof, (4) monitoring or confirming (or preparation or negotiation of any document related to) Borrower's compliance with any covenants or conditions contained in this Agreement or in any Loan Document, and (iii) all reasonable costs and expenses incurred by or on behalf of any Lender Party (including attorneys' fees, consultants' fees and accounting fees) in connection with the defense or enforcement of any of the Loan Documents (including this section) or the defense of any Lender Party's exercise of its rights thereunder. In addition to the foregoing, until all Obligations have been paid in full, Borrower will also pay or reimburse Administrative Agent for all reasonable out-of-pocket costs and expenses of Administrative Agent or its agents or employees in connection with the continuing administration of the Loans and the related due diligence of Administrative Agent, including travel and miscellaneous expenses and fees and expenses of Administrative Agent's outside counsel, reserve engineers and consultants engaged in connection with the Loan Documents.

     (b) Indemnity. Borrower agrees to indemnify each Lender Party, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Lender Party growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (whether arising in contract or in tort or otherwise and including any violation or noncompliance with any Environmental Laws by any Lender Party or any other Person or any liabilities or duties of any Lender Party or any other Person with respect to Hazardous Materials found in or released into the environment).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR CAUSED, IN WHOLE

OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY LENDER PARTY, provided only that no Lender Party shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any Person (including Borrower or any of its Affiliates) ever alleges such gross negligence or willful misconduct by any Lender Party, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section the term "Lender Party" shall refer not only to each Person designated as such in Section 1.1 but also to each director, officer, trustee, agent, attorney, employee, representative and Affiliate of such Persons.

      Section 10.5.  Joint and Several Liability; Parties in Interest;
Assignments.

     (a) All Obligations which are incurred by two or more Restricted Persons shall be their joint and several obligations and liabilities. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and permitted assigns; provided, however, that no Restricted Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of all Lenders. Neither Borrower nor any Affiliates of Borrower shall directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any Lender accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same Percentage Share of the Obligations owed to it. If Borrower or any Affiliate of Borrower at any time purchases some but less than all of the Obligations owed to all Lender Parties, such purchaser shall not be entitled to any rights of any Lender under the Loan Documents unless and until Borrower or its Affiliates have purchased all of the Obligations.

     (b) No Lender shall sell any participation interest in its commitment hereunder or any of its rights under its Loans or under the Loan Documents to any Person unless the agreement between such Lender and such participant at all times provides: (i) that such participation exists only as a result of the agreement between such participant and such Lender and that such transfer does not give such participant any right to vote as a Lender or any other direct claims or rights against any Person other than such Lender, (ii) that such participant is not entitled to payment from any Restricted Person under Sections
3.2 through 3.6 of amounts in excess of those payable to such Lender under such sections (determined without regard to the sale of such participation), and
(iii) unless such participant is an Affiliate of such Lender, that such participant shall not be entitled to require such Lender to take any action under any Loan Document or to obtain the consent of such participant prior to taking any action under any Loan Document, except for actions which would require the consent of all Lenders under subsection (a) of Section 10.1. No Lender selling such a participation shall, as between the other parties hereto and such Lender, be relieved of any of its obligations hereunder as a result of the sale of such participation. Each Lender which sells any such participation to any Person (other than an Affiliate of such Lender) shall give prompt notice thereof to Administrative Agent and Borrower; provided, however, that no liability shall arise if any such Lender fails to give such notice to Borrower.

     (c) Except for sales of participations under the immediately preceding subsection, no Lender shall make any assignment or transfer of any kind of its commitments or any of its rights under its Loans or under the Loan Documents, except for assignments to an Eligible Transferee or, subject to the provisions of Subsection (g) below, to an Affiliate, and then only if such assignment is made in accordance with the following requirements:

          (i) In the case of an assignment by a Revolver Lender of less than all of its Revolver Loans, LC Obligations, and Revolver Commitments, each such assignment shall apply to a consistent percentage of all Revolver Loans and LC Obligations owing to the assignor Revolver Lender hereunder and to the same percentage of the unused portion of the assignor Lender's Revolver Commitments, so that after such assignment is made both the assignee Revolver Lender and the assignor Revolver Lender shall have a fixed (and not a varying) Revolver Percentage Share in its Revolver Loans and LC Obligations and be committed to make that Revolver Percentage Share of all future Revolver Loans and make that Revolver Percentage Share of all future participations in LC Obligations, and the Revolver Percentage Share of the Revolver Commitment of both the assignor and assignee shall equal or exceed $5,000,000.

          (ii) In the case of an assignment by a Term Lender, after such assignment is made the outstanding Term Loans of both the assignor and assignee shall equal or exceed $5,000,000, except with respect to an assignment of all such Lender's Term Loans or such lesser amount as may be agreed to by the Administrative Agent and Borrower (except that no such minimum shall be applicable with respect to an assignment to a Lender).

          (iii) The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the "Register" (as defined below in this section), an Assignment and Acceptance in the form of Exhibit H, appropriately completed, together with the Note subject to such assignment and a processing fee payable by such assignor Lender (and not at Borrower's expense) to Administrative Agent of $3,500. Upon such execution, delivery, and payment and upon the satisfaction of the conditions set out in such Assignment and Acceptance, then (i) Borrower shall issue new Notes to such assignor and assignee upon return of the old Notes to Borrower, and (ii) as of the "Settlement Date" specified in such Assignment and Acceptance the assignee thereunder shall be a party hereto and a Lender hereunder and Administrative Agent shall thereupon deliver to Borrower and each Lender a revised Schedule 1 hereto showing the revised Revolver Percentage Shares and total Percentage Shares of such assignor Lender and such assignee Lender and the revised Revolver Percentage Shares and total Percentage Shares of all other Lenders.

          (iv) Each assignee Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, shall (to the extent it has not already done so) provide Administrative Agent and Borrower with the "Prescribed Forms" referred to in Section 3.7(d).

     (d) Nothing contained in this section shall prevent or prohibit any Lender from assigning or pledging all or any portion of its Loans and Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank; provided that (i) no such assignment or pledge shall relieve such Lender from its obligations hereunder and (ii) all related costs, fees and expenses incurred by such Lender in connection with such assignment and the reassignment back to it, free of any interests of such Federal Reserve Banks shall be for the sole account of such Lender.

     (e) By executing and delivering an Assignment and Acceptance, each assignee Lender thereunder will be confirming to and agreeing with Borrower, Administrative Agent and each other Lender Party that such assignee understands and agrees to the terms hereof, including Article IX hereof.

     (f) Administrative Agent shall maintain a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of Lenders and the Percentage Shares of, and principal amount of the Loans owing to, each Lender from time to time (in this section called the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower and each Lender Party may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes. The Register shall be available for inspection by Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

     (g) Any Lender may assign or transfer its commitment or its rights under its Loans or under the Loan Documents to (i) any Affiliate that is wholly-owned direct or indirect subsidiary of such Lender or of any Person that wholly owns, directly or indirectly, such Lender, or (ii) if such Lender is a fund that makes or invests in bank loans, any other fund that makes or invests in bank loans and is advised or managed by (A) the same investment advisor as any Lender or (B) any Affiliate of such investment advisor that is a wholly-owned direct or indirect subsidiary of any Person that wholly owns, directly or indirectly, such investment advisor, subject to the following additional conditions:

          (x) any right of such Lender assignor and such assignee to vote as a Lender, or any other direct claims or rights against any other Persons, shall be uniformly exercised or pursued in the manner that such Lender assignor would have so exercised such vote, claim or right if it had not made such assignment or transfer;

          (y) such assignee shall not be entitled to payment from any Restricted Person under Sections 3.2 through 3.7 of amounts in excess of those payable to such Lender assignor under such sections (determined without regard to such assignment or transfer); and

          (z) if such Lender assignor is a Revolver Lender that assigns or transfers to such assignee any of such Lender Revolver Commitment, assignee may become primarily liable for such Revolver Commitment, but such assignment or transfer shall not relieve or release such Lender from such Revolver Commitment.

      Section 10.6. Confidentiality. Each Lender Party agrees (on behalf of itself and each of its Affiliates, and each of its and their directors, officers, agents, attorneys, employees, and representatives) that it (and each of them) will take all reasonable steps to keep confidential any non-public information supplied to it by or at the direction of any Restricted Person so identified when delivered, provided, however, that this restriction shall not apply to information which (a) has at the time in question entered the public domain, (b) is required to be disclosed by Law (whether valid or invalid) of any Tribunal, (c) is disclosed to any Lender Party's Affiliates, auditors, attorneys, or agents, (d) is furnished to any other Lender Party or to any purchaser or prospective purchaser of participations or other interests in any Loan or Loan Document (provided each such purchaser or prospective purchaser first agrees to hold such information in confidence on the terms provided in this section), or (d) is disclosed in the course of enforcing its rights and remedies during the existence of an Event of Default.

      Section 10.7. GOVERNING LAW; SUBMISSION TO PROCESS. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN DOCUMENT, THE LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. BORROWER HEREBY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST BORROWER WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AS LENDER PARTIES MAY ELECT, AND, BY EXECUTION AND DELIVERY HEREOF, BORROWER ACCEPTS AND CONSENTS FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. BORROWER AGREES THAT SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THE LOAN DOCUMENTS AND WAIVES ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR PROCEEDING BROUGHT BEFORE SAID COURTS ON THE BASIS OF FORUM NON CONVENIENS. IN FURTHERANCE OF THE FOREGOING, BORROWER HEREBY IRREVOCABLY DESIGNATES AND APPOINTS CORPORATION SERVICE COMPANY, 80 STATE STREET, ALBANY, NEW YORK 12207, AS AGENT OF BORROWER TO RECEIVE SERVICE OF ALL PROCESS BROUGHT AGAINST BORROWER WITH RESPECT TO ANY SUCH PROCEEDING IN ANY SUCH COURT IN NEW YORK, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY BORROWER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. COPIES OF ANY SUCH PROCESS SO SERVED SHALL ALSO, IF

PERMITTED BY LAW, BE SENT BY REGISTERED MAIL TO BORROWER AT ITS ADDRESS SET FORTH BELOW, BUT THE FAILURE OF BORROWER TO RECEIVE SUCH COPIES SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS AS AFORESAID. BORROWER SHALL FURNISH TO LENDER PARTIES A CONSENT OF CORPORATION SERVICE COMPANY AGREEING TO ACT HEREUNDER PRIOR TO THE EFFECTIVE DATE OF THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER PARTIES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDER PARTIES TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. IF FOR ANY REASON CORPORATION SERVICE COMPANY SHALL RESIGN OR OTHERWISE CEASE TO ACT AS BORROWER'S AGENT, BORROWER HEREBY IRREVOCABLY AGREES TO (A) IMMEDIATELY DESIGNATE AND APPOINT A NEW AGENT ACCEPTABLE TO ADMINISTRATIVE AGENT TO SERVE IN SUCH CAPACITY AND, IN SUCH EVENT, SUCH NEW AGENT SHALL BE DEEMED TO BE SUBSTITUTED FOR CORPORATION SERVICE COMPANY FOR ALL PURPOSES HEREOF AND (B) PROMPTLY DELIVER TO AGENT THE WRITTEN CONSENT (IN FORM AND SUBSTANCE SATISFACTORY TO ADMINISTRATIVE AGENT) OF SUCH NEW AGENT AGREEING TO SERVE IN SUCH CAPACITY.

      Section 10.8. Limitation on Interest. Lender Parties, Restricted Persons and the other parties to the Loan Documents intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be contracted for, charged, or received by applicable Law from time to time in effect. Neither any Restricted Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully contracted for, charged, or received under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Lender Parties expressly disavow any intention to contract for, charge, or receive excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or
(c) any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be contracted for, charged, or received by applicable Law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Lender's or holder's option, promptly returned to Borrower or other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable Law, Lender Parties and Restricted Persons (and any other payors thereof) shall to the greatest extent permitted under applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable Law in order to lawfully charge the maximum amount of interest permitted under applicable Law. In the event applicable Law provides for an interest ceiling under Chapter 303 of the Texas Finance Code (the "Texas Finance Code") as amended, to the extent that the Texas Finance Code is mandatorily applicable to any Lender, for that day, the ceiling shall be the "weekly ceiling" as defined in the Texas Finance Code, provided that if any applicable Law permits greater interest, the Law permitting the greatest interest shall apply.

      Section 10.9. Termination; Limited Survival. In its sole and absolute discretion Borrower may at any time that no Obligations are owing or outstanding elect in a written notice delivered to Administrative Agent to terminate this Agreement. Upon receipt by Administrative Agent of such a notice, if no Obligations are then owing or outstanding this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Restricted Person in any Loan Document, any Obligations under Sections 3.2 through 3.6, and any obligations which any Person may have to indemnify or compensate any Lender Party shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Administrative Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Administrative Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

      Section 10.10. Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

      Section 10.11. Counterparts. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

      Section 10.12. Waiver of Jury Trial, Punitive Damages, etc. TO THE EXTENT PERMITTED BY LAW, LENDER PARTIES AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR

ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF SUCH PERSONS OR BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER PARTIES' ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. BORROWER AND EACH LENDER PARTY HEREBY FURTHER (A) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY "SPECIAL DAMAGES," AS DEFINED BELOW, (B) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (C) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, "SPECIAL DAMAGES" INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

                               PLAINS SCURLOCK PERMIAN, L.P.

                               By: PLAINS ALL AMERICAN INC., its general partner


                               By:      /s/ Phil Kramer
                                       ------------------
                                       Phil Kramer
                                       Executive Vice President

                                    Address:

                                    500 Dallas Street
                                    Suite 700
                                    Houston, Texas 77002
                                    Attention: Phil Kramer

                                    Telephone: (713) 654-1414
                                    Fax: (713) 654-1523

                                    BANKBOSTON, N.A.
                                    Administrative Agent, LC Issuer and Lender


                                    By:    /s/ Terrence Ronan
                                          ---------------------
                                          Terrence Ronan
                                          Director

                                    Address:

                                    100 Federal Street
                                    Boston, Massachusetts 02110
                                    Attention: Terrence Ronan
                                    Mail Code: 01-08-04

                                    Telephone: (617) 434-5472
                                    Fax: (617) 434-3652


                               BANCBOSTON ROBERTSON STEPHENS, INC.,
                               Syndication Agent, Lead Arranger and Bank Manager


                                    By:    /s/ Richard J.  Makin
                                          ------------------------
                                          Richard J. Makin
                                          Managing Director

                                    Address:

                                    100 Federal Street
                                    Boston, Massachusetts 02110
                                    Attention: Terrence Ronan
                                    Mail Code: 01-08-04

                                    Telephone: (617) 434-5472
                                    Fax: (617) 434-3652